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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TROPICANA ENTERTAINMENT INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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TROPICANA ENTERTAINMENT INC.
8345 WEST SUNSET ROAD, SUITE 300
LAS VEGAS, NEVADA 89113

April 25, 2016

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Tropicana Entertainment Inc. (the "Company"), to be held at the Apex Room 1, 68th Floor, Havana Tower, Tropicana Atlantic City, 2831 Boardwalk, Atlantic City, New Jersey 08401, on Thursday, May 12, 2016, at 1:00 p.m. local time (the "Annual Meeting").

        At the Annual Meeting, you will be asked to consider and vote upon the following matters:

  •
  first, a proposal to elect seven directors to serve on the Company's board of directors for the coming year, each to hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified;

  •
  second, a proposal to approve the Tropicana Entertainment Inc. Performance Incentive Plan;

  •
  third, a proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016;

  •
  fourth, a proposal on an advisory vote to approve executive compensation for the fiscal year ended December 31, 2015; and

  •
  such other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof.

        Accompanying this letter is the formal Notice of Annual Meeting, Proxy Statement and a Proxy Card relating to the Annual Meeting. The Proxy Statement describes each of these items of business in more detail.

        Your vote is very important regardless of how many shares you own. We hope you can attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the Proxy Card in the enclosed envelope. If you attend the Annual Meeting, you may vote in person if you wish, even though you may have previously returned your Proxy Card.

Sincerely,

Anthony P. Rodio President and Chief Executive Officer

TROPICANA ENTERTAINMENT INC.
8345 WEST SUNSET ROAD, SUITE 300
LAS VEGAS, NEVADA 89113

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2016

To the Stockholders of Tropicana Entertainment Inc.:

        NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Tropicana Entertainment Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 12, 2016, at 1:00 p.m. local time, at the Apex Room 1, 68th Floor, Havana Tower, Tropicana Atlantic City, 2831 Boardwalk, Atlantic City, New Jersey 08401, and at any adjournments or postponements thereof (the "Annual Meeting"), for the following purposes, as are more fully described in the accompanying Proxy Statement:

  1.
  to elect seven directors to serve on the Company's board of directors for the coming year, each to hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified;

  2.
  to approve the Tropicana Entertainment Inc. Performance Incentive Plan;

  3.
  to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016;

  4.
  to hold an advisory vote to approve executive compensation for the fiscal year ended December 31, 2015; and

  5.
  to transact such other business as may properly come before the Annual Meeting.

        Only holders of record of the Company's common stock at the close of business on April 8, 2016 are entitled to notice of and to vote at the Annual Meeting.

        YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED OR SUBMIT YOUR PROXY VIA TELEPHONE OR THE INTERNET AS PROVIDED FOR IN THE PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

BY ORDER OF THE BOARD OF DIRECTORS,

William C. Murtha
 Secretary

Las Vegas, Nevada
April 25, 2016

TROPICANA ENTERTAINMENT INC.
8345 WEST SUNSET ROAD, SUITE 300
LAS VEGAS, NEVADA 89113

PROXY STATEMENT RELATING TO
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2016

        This proxy statement ("Proxy Statement") is being furnished to the stockholders of Tropicana Entertainment Inc., a Delaware corporation ("we", "us", "our" or the "Company"), in connection with the solicitation of proxies by the Company's board of directors (the "Board of Directors") for use at the Annual Meeting of the Company's stockholders to be held on Thursday, May 12, 2016, at 1:00 p.m. local time, at the Apex Room 1, 68th Floor, Havana Tower, Tropicana Atlantic City, 2831 Boardwalk, Atlantic City, New Jersey 08401, and at any adjournments or postponements thereof (the "Annual Meeting").

        At the Annual Meeting, holders of the Company's common stock, $0.01 par value per share ("Common Stock"), will be asked to vote upon:

  (i)
  the election of seven directors to serve on the Board of Directors for the coming year, each to hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified;

  (ii)
  the approval of the Tropicana Entertainment Inc. Performance Incentive Plan;

  (iii)
  the ratification of the appointment of Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

  (iv)
  an advisory vote to approve executive compensation for the fiscal year ended December 31, 2015; and

  (v)
  any other business that properly comes before the Annual Meeting.

        This Proxy Statement, the accompanying proxy card ("Proxy Card") and the Company's Annual Report on Form 10-K are first being mailed to the Company's stockholders on or about April 27, 2016. The address of the principal executive offices of the Company is 8345 West Sunset Road, Suite 300, Las Vegas, Nevada 89113.

ANNUAL MEETING

Record Date; Outstanding Shares; Quorum

        Only holders of record of Common Stock at the close of business on April 8, 2016 (the "Record Date") will be entitled to receive notice of and vote at the Annual Meeting. As of the close of business on the Record Date, there were 26,090,922 shares of Common Stock issued and outstanding and entitled to vote. The holders of a majority in voting power of the issued and outstanding shares of Common Stock, entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. Each of the Company's stockholders is entitled to one vote for each share of Common Stock held as of the Record Date. If there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the holders of a majority in voting power of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

Voting of Proxies; Votes Required

        All properly executed, returned and unrevoked Proxy Cards will be voted in accordance with the instructions indicated thereon. Executed but unmarked Proxy Cards will be voted: (i) "FOR" the election of each director nominee listed on the Proxy Card, (ii) "FOR" the approval of the Tropicana Entertainment Inc. Performance Incentive Plan, (iii) "FOR" the ratification of the appointment of Grant Thornton as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016, and (iv) "FOR" the proposal regarding an advisory vote to approve executive compensation for the fiscal year ended December 31, 2015. The Company's Board of Directors does not presently intend to bring any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. By signing the Proxy Cards, stockholders confer discretionary authority on the proxies (who are persons designated by the Board of Directors) to vote all shares covered by the Proxy Cards in their discretion on any other matter that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting.

        You may submit your proxy by mail, telephone or the internet. Proxies submitted by any of those methods will be treated in the same manner. If you are a stockholder of record, you may submit your proxy by signing and returning the enclosed Proxy Card by mail, telephone at 1-866-883-3382 or on the internet at www.proxypush.com/tpca. If you hold your shares in street name, please follow the voting instructions forwarded to you by your bank, broker or other nominee.

        Whether the proxy is submitted by mail, telephone or the internet, any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) filing a written revocation with, or delivering a duly executed proxy bearing a later date to, the Secretary of the Company, at 8345 West Sunset Road, Suite 300, Las Vegas, Nevada 89113, or (ii) attending the Annual Meeting and voting in person. However, the mere presence at the Annual Meeting of the stockholder does not revoke the proxy. If you voted by telephone or the internet and wish to change your vote, you may call the toll-free number or go to the internet site, as may be applicable in the case of your earlier vote, and follow the directions for changing your vote. If your shares are held for your account by a broker, bank or other institution or nominee, you may vote such shares at the Annual Meeting only if you obtain proper written authority from your institution or nominee and present it at the meeting. If your shares are held for your account by a broker, bank or other institution or nominee, to revoke any voting instructions prior to the time the vote is taken at the Annual Meeting, you must contact such broker, bank or other institution or nominee to determine how to revoke your vote in accordance with their policies a sufficient time in advance of the Annual Meeting.

        Unless revoked as stated above, the shares of Common Stock represented by valid proxies will be voted on all matters to be acted upon at the Annual Meeting.

Abstentions and Broker Non-Votes

        The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. This means that the seven nominees who receive the highest number of votes will be elected as directors. In the election of directors, you may vote "FOR" all of the nominees or indicate on the Proxy Card that you are withholding authority to vote for one or more of the nominees. Votes withheld will have no effect on the outcome of the election of directors. The proposal to approve the Tropicana Entertainment Inc. Performance Incentive Plan, the proposal to ratify the appointment of Grant Thornton as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2016, and the advisory vote to approve executive compensation for the fiscal year ending December 31, 2015 require the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. For these items of business, you may vote "FOR," "AGAINST," or "ABSTAIN." The inspector of elections will treat abstentions as shares that are present in person or represented by proxy at the meeting and entitled to vote for purposes of determining a quorum. However, abstentions are not considered as shares voting or as votes cast with respect to any matter presented at the annual meeting, and so will have no effect on the approval of the Tropicana Entertainment Inc. Performance Incentive Plan, the ratification of the appointment of our independent registered public accounting firm or the vote to approve our executive compensation on an advisory basis.

        A broker non-vote occurs when a proxy received from a broker or a financial institution indicates that the nominee has not received instructions on a particular proposal and does not have discretionary authority to vote the shares on such proposal. If a broker or other financial institution holds a client's shares in its name and the client does not provide voting instructions to the nominee, that firm has discretion to vote such shares for certain routine matters. Under applicable rules, the ratification of the appointment of our independent registered public accounting firm is a routine matter and therefore no broker non-votes are expected to exist in connection with that proposal. On the other hand, the broker or other financial institution that holds a client's shares in its name does not have discretion to vote such shares for non-routine matters. Under applicable rules, the election of directors, the proposal to approve the Tropicana Entertainment Inc. Performance Incentive Plan and the advisory vote on executive compensation are considered non-routine matters and the broker or other financial institution that holds a stockholder's shares in its name may not vote on these items absent instruction from the client. Broker non-votes will be included in determining the presence of a quorum at the Annual Meeting but are not considered entitled to vote on the non-routine items. Therefore, broker non-votes will be counted for purposes of determining whether there is a quorum but broker non-votes will have no effect on the outcome of the election of directors, the approval of the Tropicana Entertainment Inc. Performance Incentive Plan or the advisory vote to approve executive compensation because the broker non-votes are not counted for purposes of those proposals and the vote required to pass such proposals is a plurality or majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter, as applicable.

Inspector of Election

        A representative of Wells Fargo Shareowner Services, the Company's transfer agent, will tabulate the votes and act as the inspector of election.

Solicitation of Proxies and Expenses

        Proxies are being solicited hereby on behalf of the Company. The Company's current executive officers are participants in the solicitation of proxies. The Company will bear the cost of the solicitation of proxies from its stockholders, although stockholders who vote by telephone or the internet may incur telephone or internet access charges. The directors, officers and employees of the Company may solicit proxies by mail, telephone, telegram, letter, facsimile, e-mail or in person. Such directors, officers and employees will not be specifically compensated for such services. Arrangements may also be made with brokers, custodians, nominees, and other record holders to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such brokers, custodians, nominees and other record holders, and the Company may reimburse them for their reasonable out-of-pocket expenses incurred in connection therewith.

 PROPOSAL 1
ELECTION OF DIRECTORS
(Item No. 1 on Proxy Card)

        At the Annual Meeting, holders of Common Stock will be asked to vote on the election of seven directors who will constitute the full Board of Directors. Our Board of Directors is presently comprised of seven members. The Board of Directors, after considering the recommendation of the Nominating and Governance Committee, nominated each of our current directors, Messrs. Daniel A. Cassella, Keith Cozza, Hunter C. Gary, Carl C. Icahn, William A. Leidesdorf, Daniel H. Scott and Anthony P. Rodio, for election as directors at the Annual Meeting. Each of these seven nominees has been nominated to serve as a director and to hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified.

        The size of our board of directors is currently set at eight, and there is currently one existing vacancy. Our board of directors has not nominated a candidate to fill this vacancy, as it is currently considering whether to fill such vacancy, to reduce the size of the board, or to take other action with respect to the size of the board. As a result, there are seven nominees for election as directors at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the seven nominees named in this proxy statement.

        The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. This means that the seven individuals who receive the highest number of votes will be elected as directors. Because we did not receive advance notice under our bylaws (the "Bylaws") of any stockholder nominees for director, the 2016 election of directors is an uncontested election. Votes withheld and broker non-votes will have no effect on the election of directors. Your brokerage firm or other nominee may not vote your shares with respect to the election of directors without specific instructions from you as to how to vote with respect to the election of each of the eight nominees for director, because the election of directors is not considered a routine matter under applicable rules.

        Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described in the proxy. Although it is not contemplated that any nominee named below will decline or be unable to serve as a director, in the event any nominee declines or is unable to serve as a director, the proxies will be voted by the proxy holders for a substitute nominee as directed by the Board of Directors.

        There are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of the Company, other than as indicated below. There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he has been or will be selected as a director and/or executive officer of the Company other than arrangements or understandings with any such director, nominee and/or executive officer acting in his capacity as such. See "—Information Regarding the Director Nominees."

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF ALL OF THE NOMINEES LISTED BELOW.

Selection of Nominees for Director

        The Board of Directors seeks directors who will enhance the quality of the Board of Directors' deliberations and decisions. The Nominating and Governance Committee has adopted certain policies regarding director nominations that provide that the Board of Directors shall take into account candidates that represent a range of backgrounds and experience. As required by such policies, qualified candidates for membership on the Board of Directors will be considered without regard to race, color, creed, religion, national origin, age, gender, sexual orientation or disability. The Nominating and Governance Committee will review and evaluate each candidate's character, judgment, skills (including financial literacy), background, experience and other qualifications (without regard to whether a nominee has been recommended by the Company's stockholders), as well as the overall composition of the Board of Directors, and recommend to the Board of Directors for its approval the slate of directors to be nominated for election at the annual meeting of the Company's stockholders. In general, the Company seeks a Board of Directors that includes a diversity of perspectives and a broad range of experiences and includes individuals that possess backgrounds, skills, expertise and attributes that allow them to function collaboratively and effectively together in their oversight of the Company.

        In considering possible candidates for election as a director, the Nominating and Governance Committee is guided by the principle that each director should:

  •
  be an individual of high character and integrity;

  •
  be accomplished in his or her respective field, with superior credentials and recognition;

  •
  have relevant expertise and experience upon which to be able to offer advice and guidance to management;

  •
  have sufficient time available to devote to the affairs of the Company;

  •
  be able to work with the other members of the Board of Directors and contribute to the success of the Company;

  •
  represent the long-term interests of the Company's stockholders as a whole; and

  •
  be selected such that the Board of Directors represents a diversity of perspectives and a broad range of experiences.

        Each director must be at least 18 years of age. The Nominating and Governance Committee also considers all applicable legal and regulatory requirements that govern the composition of the Board of Directors.

Information Regarding the Director Nominees

        Set forth in the table below are the names, ages and position or positions of our nominees for election as directors as of April 22, 2016. All of the nominees have consented to being named in this Proxy Statement and have agreed to serve on the Board of Directors, if elected.

Name	Age	Position With The Company	Director Since
Carl C. Icahn(c)	80	Chairman of the Board of Directors	2010
Anthony P. Rodio	57	Director and President and Chief Executive Officer	2012
Keith Cozza(b)(c)	37	Director	2014
Daniel A. Cassella(a)	69	Director	2010
Hunter C. Gary(b)	41	Director	2010
William A. Leidesdorf(a)	70	Director	2014
Daniel H. Scott(a)	60	Director	2010

(a)
Member of the Audit Committee

(b)
Member of the Compensation Committee

(c)
Member of the Nominating and Governance Committee

        Directors are responsible for overseeing the Company's business consistent with their fiduciary duties to stockholders. This responsibility requires highly skilled individuals with various qualities, attributes and professional experience. Set forth below is biographical information of each director nominee of the Company, including a discussion of such director's particular experience, qualifications, attributes or skills that lead us to conclude that such individual should serve as a director of the Company, in light of the Company's business and structure.

        Carl C. Icahn.    Mr. Icahn has served as chairman of the board and a director of Starfire Holding Corporation, a privately-held holding company, and chairman of the board and a director of various subsidiaries of Starfire, since 1984. Since August 2007, through his position as Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises L.P., and certain related entities, Mr. Icahn's principal occupation is managing private investment funds, including Icahn Partners LP and Icahn Partners Master Fund LP. Since November 1990, Mr. Icahn has been chairman of the board of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, mining, real estate and home fashion). Mr. Icahn has been: chairman of the board of CVR Refining, LP, an independent downstream energy limited partnership, since January 2013; chairman of the board of CVR Energy, Inc., a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since June 2012; chairman of the board of Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts, since March 2010; and President and a member of the executive committee of XO Holdings, a competitive provider of telecom services, since September 2011, and chairman of the board and a director of its predecessors since January 2003. Mr. Icahn was previously: director of Federal-Mogul Holdings Corporation, a supplier of automotive powertrain and safety components, from December 2007 to May 2015, and the non-executive chairman of the board of Federal-Mogul from January 2008 to May 2015; chairman of the board and a director of American Railcar Industries, Inc., a railcar manufacturing company, from 1994 to July 2014; a director of American Railcar Leasing LLC, a lessor and seller of specialized railroad tank and covered hopper railcars, from June 2004 to November 2013; a director of WestPoint Home LLC, a home textiles manufacturer, from October 2005 until December 2011; and a director of Cadus Corporation, a company engaged in the acquisition of real estate for renovation or construction and resale, from July 1993 to July 2010. Mr. Icahn received his B.A. from Princeton University. .

        Anthony P. Rodio.    Mr. Rodio has served on the Board of Directors and as President and Chief Executive Officer of the Company since May 2012. Mr. Rodio also served as the Company's President and Chief Operating Officer from February 2012 through April 2012 and as President and Chief Executive Officer of the Company's subsidiary, Tropicana Atlantic City Corp. ("Tropicana AC"), from May 2011 through April 2012. Prior to joining the Company, Mr. Rodio served in numerous executive positions in the gaming industry over more than 20 years including serving as General Manager for Penn National Gaming's Hollywood Casino in Lawrenceburg, Indiana from October 2008 through May 2011, President of Colony Capital's AC Hilton and Resorts Atlantic City operations from June 2005 through September 2008, Senior Vice President Finance and later Regional Chief Financial Officer for Harrah's Resort Atlantic City from October 1998 through May 2005, Vice President Finance at Trump Marina from May 1997 through September 1998 and as Vice President Finance for Merv Griffin's Resorts Casino Hotel in Atlantic City between September 1990 and May 1997. Between October 2015 and February 2016 Mr. Rodio served as the Company's representative on the Board of Directors of Ruby Seven Studios, Inc., a provider of social gaming software and information technology platforms, including the Company's TropWorld Casino social gaming website. Mr. Rodio has also served on the boards of many professional and charitable organizations including Atlantic City Alliance, United Way of Atlantic County, the Casino Association of New Jersey and the Lloyd D. Levenson Institute of Gaming Hospitality & Tourism. Mr. Rodio received his Bachelor of Science Degree in Accounting from Rider University and Master of Business Administration degree from Monmouth University. Mr. Rodio's extensive experience in the gaming and lodging industries, including the high-level executive positions he has held and his strategic, operational, financial and leadership abilities, together with the insights he has gained from serving as our President and Chief Executive Officer, will provide the Board of Directors with broad and deep knowledge about our industry, our Company and the markets in which we compete.

        Keith Cozza.    Mr. Cozza has served on the Board of Directors since February 2014 and as a member of its Compensation Committee, Nominating & Governance Committee, Financing Committee and Investment Committee since March 2014. Mr. Cozza has been the President and Chief Executive Officer of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion, since February 2014. Mr. Cozza has served as Chief Operating Officer of Icahn Capital LP, the subsidiary of Icahn Enterprises through which Carl C. Icahn manages investment funds, since February 2013. From February 2013 to February 2014, Mr. Cozza served as Executive Vice President of Icahn Enterprises. Mr. Cozza is also the Chief Financial Officer of Icahn Associates Holding LLC, a position he has held since 2006. Mr. Cozza has been a director of: The Pep Boys—Manny, Moe & Jack, an automotive parts installer and retailer, since February 2016; FCX Oil & Gas, Inc., a wholly-owned subsidiary of Freeport-McMoRan, Inc., since October 2015; IEH Auto Parts, LLC, an automotive parts distributor since June 2015; American Railcar Leasing LLC, a lessor and seller of specialized railroad tank and covered hopper railcars, since June 2014; PSC Metals Inc., a metal recycling company, since February 2014; Herbalife Ltd., a nutrition company, since April 2013; Icahn Enterprises L.P., since September 2012; and XO Holdings, a competitive provider of telecom services, since August 2011. Mr. Cozza has also been a member of the Executive Committee of American Railcar Leasing LLC, a lessor and seller of specialized railroad tank and covered hopper railcars, since June 2014. Mr. Cozza was previously a director of CVR Refining, an independent downstream energy limited partnership, from June 2013 to February 2014; and MGM Icahn Enterprises, PSC Metals, Tropicana Entertainment and XO Holdings are indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a non-controlling interest in Herbalife and MGM Holdings through the ownership of securities. Mr. Cozza holds a B.S. in Accounting from the University of Dayton. Mr. Cozza's financial and investment background and his extensive experience managing and directing a variety of companies across many diversified industries enables him to advise the Board of Directors on a wide range of financial, investment and operational matters.

        Daniel A. Cassella.    Mr. Cassella has served on the Board of Directors since July 2010 and is Chairman of its Audit Committee and a member of its Financing Committee. Mr. Cassella retired in 2000 and since then has been an independent gaming consultant. Previously, Mr. Cassella served as Chief Executive Officer and President of Stratosphere Corporation from 1998 to 2000. Between 1980 and 2000, Mr. Cassella held numerous executive level positions in the casino gaming industry, including as President and Chief Executive Officer of Resorts International in Atlantic City, New Jersey, President and Chief Operating Officer of the Desert Inn in Las Vegas, Nevada, Executive Vice President of the Mirage Casino Resort in Las Vegas, Nevada, and Executive Vice President, Chief Financial Officer, Vice President of Finance and Treasurer at Caesars Palace Hotel and Casino in Las Vegas, Nevada. Mr. Cassella holds a Bachelors of Science in Accounting from Pennsylvania State University. He is also a certified public accountant (inactive). Mr. Cassella's extensive experience in the gaming and lodging industry provides the Board of Directors with valuable insight into the highly regulated casino gaming industry. In addition, Mr. Cassella's previous experience as chief executive officer and chief financial officer of numerous companies in the gaming and lodging industries and his background in accounting provides the Board of Directors with valuable knowledge in dealing with financial and accounting matters, and particularly qualifies him to serve in his role on the Audit Committee.

        Hunter C. Gary.    Mr. Gary has served on the Board of Directors since March 2010, is a member of its Compensation Committee and, since January 2011, served as a director of Tropicana Entertainment Cayman Holdings Co. Ltd. He has served as Senior Vice President of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, mining, real estate and home fashion since November 2010. At Icahn Enterprises L.P., Mr. Gary is responsible for monitoring portfolio company operations, implementing operational value enhancement as well as leading the real estate segment of Icahn Enterprises L.P. Prior to that time, Mr. Gary was employed by Icahn Associates Corporation, an affiliate of Icahn Enterprises L.P., in various roles since June 2003, most recently as the Chief Operating Officer of Icahn Sourcing LLC. Mr. Gary has been a director of: The Pep Boys—Manny, Moe & Jack, an automotive parts installer and retailer, since February 2016; IEH Auto Parts LLC, a distributor of automotive aftermarket parts, since 2015; Ferrous Resources Limited, an iron ore mining company with operations in Brazil, since June 2015; Herbalife Ltd., a nutrition company, since April 2014; Cadus Corporation, a company engaged in the acquisition of real estate for renovation or construction and resale, since February 2014, and as President & Chief Executive Officer of Cadus since March 2014;; PSC Metals Inc., a metal recycling company, since May 2012; XO Holdings, a competitive provider of telecom services, since September 2011; and WestPoint Home LLC, a home textiles manufacturer, since June 2007. Mr. Gary has also been a member of the Executive Committee of ACF Industries LLC, a railcar manufacturing company, since July 2015. Mr. Gary was previously a director of: Voltari Corporation, a mobile data services provider, from October 2007 to September 2015; American Railcar Industries, Inc., a railcar manufacturing company, from January 2008 to June 2015; Viskase Companies Inc., a meat casing company, from August 2012 to June 2015; and Federal-Mogul Holdings Corporation, a supplier of automotive powertrain and safety components, from October 2012 to February 2016. ACF Industries, American Railcar Industries Inc., Cadus Corporation, Federal-Mogul Corporation, Ferrous Resources Limited, IEH Auto Parts LLC, The Pep Boys, PSC Metals Inc., Tropicana Entertainment Inc., Viskase Companies, Voltari Corporation, WestPoint Home LLC and XO Holdings each are indirectly controlled by Carl C. Icahn. Mr. Icahn also has non-controlling interests in Herbalife through the ownership of securities. Mr. Gary is married to Mr. Carl Icahn's wife's daughter. Mr. Gary received his B.S. with senior honors from Georgetown University as well as a certificate of executive development from Columbia Graduate School of Business. The Board of Directors has concluded that Mr. Gary should serve as a director of Tropicana Entertainment Inc. because of his extensive experience in dealing with operations matters for a variety of companies, which, in addition to his service on other boards, enables him to advise our board on a range of matters including operations and oversight.

        William A. Leidesdorf.    Mr. Leidesdorf has served on the Board of Directors and as a member of its Audit Committee since May 2014. Mr. Leidesdorf has served as a director and member of the audit committee of Icahn Enterprises L.P. and its general partner, Icahn Enterprises G.P., Inc., since March 1991. Mr. Leidesdorf served as a director and member of the audit committee of former IEP operating subsidiaries, American Entertainment Properties Corp., from December 2003 to March 2013, and Atlantic Coast Entertainment Holdings, Inc. from May 2005 until November 2007. Mr. Leidesdorf was a director of Renco Steel Group, Inc. and was a director, during its bankruptcy, of its subsidiary, WCI Steel, Inc., a steel producer which filed for Chapter 11 bankruptcy protection in September 2003. From 1996 through 2002, Mr. Leidesdorf was a director of the Simpson Housing Limited Partnership, a privately held real estate investment trust. From October 2008 until March 2015, Mr. Leidesdorf was the owner and managing director of Renaissance Hamptons Mayfair, LLC, a company primarily engaged in acquiring multifamily residential properties. Previously, from June 1997 through October 2008, Mr. Leidesdorf was an owner and a managing director of Renaissance Housing, LLC, a company primarily engaged in the acquisition of multifamily housing, many of which were subject to various federal and state regulatory requirements. From April 1995 through December 1997, Mr. Leidesdorf acted as an independent real estate investment banker. From 2008 until December 2014,

Mr. Leidesdorf was a principal in Bedrock Investment Management Group, LLC, a company engaged in the acquisition of troubled residential subdivisions. Mr. Leidesdorf brings to his service as a director his significant experience and leadership roles serving as business owner, director and on audit committees of various companies

        Daniel H. Scott.    Mr. Scott has served on the Board of Directors since May 2010 and is a member of its Audit Committee. Mr. Scott has been an independent gaming consultant and strategic advisor since 2001. Mr. Scott served as a director of Galaxy Gaming, Inc., a Las Vegas based public company from December 2009 to April 2012. From 1995 to 1997, Mr. Scott served as Senior Vice President and Chief Financial Officer of MGM Grand Hotel and Casino in Las Vegas, Nevada. From 1983 to 1995, Mr. Scott served as Vice President and Treasurer of Caesars Palace Hotel and Casino in Las Vegas, Nevada. He holds a degree in business administration from the University of Wisconsin. Mr. Scott is also a certified public accountant. Mr. Scott's extensive experience in the gaming and lodging industry provides the Board of Directors with valuable insight into the highly regulated casino gaming industry. In addition, Mr. Scott's experience as a certified public accountant and as an executive and chief financial officer of companies in the gaming and lodging industries provides the Board of Directors with valuable knowledge in dealing with financial and operational matters, and particularly qualifies him to serve in his role on the Audit Committee.

Director Independence and Controlled Company Status

        The Board of Directors has determined that Messrs. Cassella, Leidesdorf and Scott are "independent" as that term is defined under the current rules of the NASDAQ Stock Market LLC ("Nasdaq"). Each of Messrs. Cozza and Gary are employed by and/or otherwise affiliated with Mr. Icahn or entities controlled by Mr. Icahn. Mr. Rodio is our President and Chief Executive Officer. Our Board of Directors considered several factors in making the determinations of independence. In particular, as to Mr. Leidesdorf, the directors' analysis included consideration of (i) his current directorships of Icahn Enterprises G.P. and Icahn Enterprises L.P., which are affiliates of, or investments held by, Mr. Icahn and (ii) his prior directorships of various public and private companies affiliated with Mr. Icahn. As to Mr. Cassella, the directors' analysis included consideration of his past employment as Chief Executive Officer and President of Stratosphere Corporation, which was an affiliate of Mr. Icahn. The Board of Directors did not assign any particular weight or importance to any one of these factors but rather considered them as a whole. After considering all of these factors, our Board of Directors concluded that none of Messrs. Cassella, Leidesdorf or Scott had any relationship that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director, and that each of them satisfied Nasdaq's independence requirements.

        We have made a determination of independence of our directors under Nasdaq's standards solely for purposes of complying with the rules and regulations of the Securities and Exchange Commission ("SEC"). We are not subject to the independence requirements, or any other rule or regulation, of Nasdaq.

        During 2015 and through the date of this Proxy Statement, Mr. Icahn, our principal beneficial stockholder and the chairman of our Board of Directors, controlled more than 50% of the voting power of our Common Stock. See "Security Ownership of Certain Beneficial Owners and Management" below. Consequently, to the extent we were listed on Nasdaq, we would be considered a "controlled company" under applicable Nasdaq rules. Under these rules, a "controlled company" may elect not to comply with certain Nasdaq corporate governance requirements, including requirements that: (i) a majority of the Board of Directors consist of independent directors; (ii) director nominees be selected or recommended for the Board of Director's selection by a majority of the independent directors or by a nominating committee composed solely of independent directors; and (iii) compensation of executive officers be determined or recommended to the Board of Directors by a majority of independent directors or by a compensation committee that is composed entirely of independent directors.

Stockholder Communications

        Stockholders may contact the Board of Directors by writing to them c/o Secretary, Tropicana Entertainment Inc., 8345 West Sunset Road, Suite 300, Las Vegas, Nevada 89113. All communications addressed to the Board of Directors will be delivered to the Board of Directors. If stockholders desire, they may contact individual members of the Board of Directors, our independent directors as a group, or a particular committee of the Board of Directors by appropriately addressing their correspondence to the same address. In each case, such correspondence will be delivered to the appropriate director(s).

Board Leadership Structure

        Under our Bylaws, the Board of Directors may designate a Chairman to preside over the meetings of the Board of Directors and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board of Directors. The Company does not have a fixed policy as to whether the Chairman of the Board of Directors should be an independent director and believes that its flexibility to select its Chairman and reorganize its leadership structure from time to time is in the best interests of the Company and its stockholders.

        Presently, the Board of Directors has chosen to separate the roles of Chief Executive Officer and Chairman of the Board of Directors. Mr. Rodio is our Chief Executive Officer and Mr. Icahn is Chairman of the Board of Directors. We believe this structure is optimal for the Company because it allows Mr. Rodio to focus on the day-to-day operation of the business and coordination of the long and near-term operational performance and efforts of the Company in alignment with the strategic guidance and direction offered from the Board of Directors, while allowing Mr. Icahn to focus on leadership of the Board of Directors. Mr. Rodio also serves as a director, an arrangement that the Company believes is effective to ensure that relevant information is made available directly from management to the Board of Directors. This structure optimizes the roles of Chief Executive Officer and Chairman and provides the Company with sound corporate governance practices in the management of its business.

        The Board of Directors has not appointed a lead independent director, however, the Board of Directors maintains effective independent oversight through a number of governance practices, including, open and direct communication with management, and input on meeting agendas. In addition, the Audit Committee is comprised entirely of independent directors.

Code of Ethics

        The Company has adopted a Code of Business Conduct and Ethics (the "Code of Ethics") that applies to all of its officers and employees, including our Executive Officers. Our Code of Ethics may be viewed by visiting our website at www.tropicanacasinos.com. Our Code of Ethics may also be obtained by contacting our Secretary at 8345 West Sunset Road, Suite 300, Las Vegas, Nevada 89113. Any amendments to, or grants of any waivers of, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules will be disclosed on our website promptly following the date of such amendment or waiver.

Board Meetings and Board Committees

        The full Board of Directors had five meetings in 2015. Mr. Daniel A. Ninivaggi served on the Board until his resignation effective December 31, 2015. During 2015, each incumbent director of the Company during his term attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which he served (in each case, during the period that such person served).

        Directors are encouraged, but not required, to attend our annual meetings of stockholders. One of our directors attended our 2015 Annual Meeting of Stockholders.

        The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Copies of each of these charters are publicly available on our web site, http://www.tropicanacasinos.com. Printed copies of these documents are also available upon written request to Secretary, Tropicana Entertainment Inc., 8345 West Sunset Road, Suite 300, Las Vegas, Nevada 89113.

Audit Committee

        The Audit Committee of the Board of Directors is currently chaired by Mr. Cassella and consists of Messrs. Cassella, Leidesdorf and Scott. Among its functions, which are specified in its charter, the Audit Committee is responsible for:

  •
  selecting, evaluating and overseeing the Company's auditors;

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  evaluating the independence of the Company's independent auditors;

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  approving the independent auditor's annual engagement letter and all audit and permitted non-audit services;

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  reviewing with the Company's independent auditors their annual audit plan and monitoring the progress and results of such plan;

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  reviewing the adequacy of the Company's accounting and internal control policies and procedures;

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  overseeing the Company's compliance with legal and regulatory requirements; and

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  overseeing the Company's compliance program and compliance committee (the "Compliance Committee") and additional risk oversight.

        The Board of Directors has designated each of Messrs. Cassella and Scott as an "audit committee financial expert" within the meaning of the rules of the SEC. The Board of Directors has determined that each of Messrs. Cassella, Leidesdorf and Scott are "independent" as that term is defined under applicable rules of the SEC and current Nasdaq rules. The Audit Committee met six times in 2015. In carrying out its purposes and responsibilities, the Audit Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors.

Compensation Committee

        The Compensation Committee of the Board of Directors currently consists of Messrs. Cozza and Gary. The Board has determined that Messrs. Gary and Cozza are not "independent" as that term is defined under current Nasdaq rules. As described above, the compensation of our executive officers is not required to be determined or recommended to the Board of Directors by a majority of independent directors or by a compensation committee that is composed entirely of independent directors. Among its functions, which are specified in its charter, the responsibility of the Compensation Committee includes:

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  reviewing and approving all compensation arrangements for each executive officer and certain other employees, including each named executive officer;

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  overseeing, administering and approving the grants and terms of any incentive, stock or other equity based compensation plan; and

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  reviewing and providing recommendations to the Board of Directors regarding compensation paid to any member of the Board of Directors.

        The Compensation Committee met nine times in 2015. The Compensation Committee may, to the extent permitted by applicable laws and regulations, form and delegate any of its responsibilities to a subcommittee when it deems appropriate. In carrying out its purposes and responsibilities, the Compensation Committee has authority to retain any independent consultant, accountant, legal counselor or other advisor on matters of employment, executive compensation, employee benefits or such other areas of expertise as the Compensation Committee deems necessary. For a discussion of our executive compensation practices and the role of the Compensation Committee in compensation matters, see "Executive Compensation—Compensation Discussion and Analysis" below.

Nominating and Governance Committee

        The Nominating and Governance Committee of the Board of Directors is currently chaired by Mr. Icahn and consists of Messrs. Icahn and Cozza. The Board of Directors has determined that Messrs. Icahn and Cozza are not "independent". As described above, our director nominees are not required to be selected or recommended for the Board of Director's selection by a majority of the independent directors or by a nominating committee composed solely of independent directors. Among its functions, which are specified in its charter, the responsibility of the Nominating and Governance Committee includes:

  •
  establishing procedures for the selection of directors;

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  identifying, evaluating and recommending to the Board of Directors candidates for election or re-election as directors;

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  recommending to the Board of Directors candidates to fill vacancies on the Board of Directors;

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  in consultation with the Chairman of the Board of Directors and the Chief Executive Officer of the Company, developing and recommending to the Board of Directors a set of corporate governance guidelines and principles; and

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  ensuring that management is evaluated regularly, either by the Nominating and Governance Committee, by another committee of the Board of Directors or by the directors.

        The Nominating and Governance Committee held one meeting in 2015.

        The Nominating and Governance Committee's policy is to identify potential nominees based on suggestions from the Company's Chief Executive Officer, members of the Nominating and Governance Committee, other members of the Board, other executive officers, stockholders, outside search firms and other consultants retained by the Nominating and Governance Committee, if any, and by other means, and to evaluate such persons as a committee. In addition, from time to time, the Board of Directors may determine that it requires a director with a particular expertise or qualification and will actively recruit such a candidate.

        The Nominating and Governance Committee will consider recommendations for nomination of directors from the Company's stockholders in the same manner as nominees recommended by other sources. Stockholders wishing to bring a nomination for a director candidate at a stockholders meeting must give written notice to the Company's Secretary. In order to be considered timely, a stockholder's notice to the Secretary shall be delivered to or mailed and received at the principal executive office of the Company not less than sixty (60) nor more than ninety (90) days prior to the date of the first anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the 60th day prior to the annual meeting and the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

        In addition to information regarding the nominating stockholder as set forth in the Bylaws, such stockholder's notice shall set forth as to each individual whom the stockholder proposes to nominate for election or reelection as a director:

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  the name, age, business address and residence address of such individual,

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  the class, series and number of any shares of stock of the Company that are beneficially owned by such individual,

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  the date such shares were acquired and the investment intent of such acquisition,

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  whether such stockholder believes any such individual is, or is not, "independent" as set forth in the requirements established by any stock market on which the Company's securities may be listed or, if the Company's securities are not listed on any stock market, as set forth in the requirements established by Nasdaq (solely for purposes of complying with the rules and regulations of the SEC), and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Company, to make either such determination, and

  •
  all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder.

        Any such submission must be accompanied by the written consent of the individual whom the stockholder proposes to nominate to (i) being named in the proxy statement as a nominee, (ii) serving as a director if elected and (iii) complying with all applicable gaming laws and regulations required of directors of the Company. The Company will forward all properly submitted nominations to the Nominating and Governance Committee for consideration. The Nominating and Governance Committee may, but will not be required to, consider nominations not properly submitted in accordance with this policy. The Nominating and Governance Committee may request further information and documentation from any proposed nominee or from any stockholder proposing a nominee. All nominees properly submitted to the Company (or which the Nominating and Governance Committee otherwise elects to consider) will be evaluated and considered by members of the Nominating and Governance Committee using the same criteria as nominees identified by the Nominating and Governance Committee itself.

The Board's Role in Risk Oversight

        The Board of Directors has an active role in overseeing and monitoring the Company's areas of risk. While the full Board of Directors has overall responsibility for risk oversight, the Board of Directors has assigned certain areas of risk primarily to designated committees, which report back to the full Board of Directors. The Board of Directors regularly reviews information regarding the Company's risks relating to political, regulatory, construction, operations, succession planning, catastrophic events and general financial conditions. The Audit Committee is primarily responsible for the oversight of credit, related party, construction and general financial risks and oversees the Compliance Committee, a regulatory compliance committee comprised of two members of the Company's senior management and one independent member. The Compliance Committee primarily oversees risks relating to regulatory, security and political compliance. The Compensation Committee is primarily responsible for monitoring risks relating to the Company's compensation policies and practices to determine whether they create risks that may have a material adverse effect on the Company. The Board of Directors, in consultation with management and the Company's outside auditors, has identified specific areas of risk including: regulatory compliance, legislative and political conditions, capital availability, liquidity and general financial conditions, gaming credit extension and collection, construction, catastrophic events and succession planning.

        Throughout the year, the Board of Directors and the relevant committees receive reports from management that include information regarding major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures. In addition, throughout the year, the Board of Directors and the relevant committees dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.

        The Company believes that the extent of its Board of Directors' (and its committees') role in risk oversight complements its Board of Directors' leadership structure because it allows the Company's independent directors, through the Audit Committee, to exercise oversight of risk without any conflict that might discourage critical review.

Director Compensation

2015 DIRECTOR COMPENSATION

        The following table discloses the compensation for each non-employee director who served on our Board of Directors during the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Carl C. Icahn	—	—
Keith Cozza	—	—
Daniel A. Cassella	$50,000	$50,000
Hunter C. Gary	—	—
William A. Leidesdorf	35,000	35,000
Daniel A. Ninivaggi	—	—
Daniel H. Scott	50,000	50,000

  Discussion of 2015 Director Compensation Table

        In 2015, Messrs. Cassella and Scott were entitled to an annual fee of $50,000 (including service on certain committees of the Board of Directors). From April 1, 2015 through March 31, 2016, Mr. Leidesdorf was entitled to an annual fee of $35,000 (including service on certain committees of the Board of Directors). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board of Directors and committee meeting.

Compensation Committee Interlocks and Insider Participation

        Messrs. Cozza and Gary served on the Compensation Committee in 2015. None of the members of the Compensation Committee was an officer or employee or former officer or employee of the Company or its subsidiaries. None of the Company's executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function or, in the absence of any such committee, the board) of any other entity, one of whose executive officers served as a director of the Company or as a member of the Company's Compensation Committee during 2015.

Executive Officers

        Executive officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See "Executive Compensation—Compensation Discussion and Analysis" below. Set forth below are the names, ages, position or positions, and biographical information of our executive officers:

Name	Age	Position
Anthony P. Rodio	57	President and Chief Executive Officer
Theresa Glebocki	54	Executive Vice President, Chief Financial Officer and Treasurer
William C. Murtha	60	Executive Vice President, General Counsel and Secretary

        For Mr. Rodio's biographical information, see "—Information Regarding the Director Nominees" above.

        Theresa Glebocki.    Ms. Glebocki has served as our Executive Vice President, Chief Financial Officer and Treasurer since April 2015. Prior to joining Tropicana Entertainment Inc., Ms. Glebocki worked for Revel Entertainment Group, LLC since 2007 overseeing both the development and financial operations and since 2013 serving as Revel's Senior Vice President, Chief Financial Officer and Treasurer. Prior to joining Revel, Ms. Glebocki served in various senior financial management positions for the Trump Atlantic City casino properties between 1991 and 2007, and as an auditor and assistant controller for Bally's Grand between 1987 and 1991. Prior to joining the gaming industry, Ms. Glebocki was a senior auditor for Deloitte & Touche. Ms. Glebocki holds a Bachelor of Science degree in Accounting from Lehigh University and holds a Certified Public Accountant license (inactive) issued by the State of Pennsylvania.

        William C. Murtha.    Mr. Murtha joined the Company in September 2011 as Corporate Counsel, served as our Senior Vice President, General Counsel and Secretary from November 2011 through June 2015 and as Executive Vice President, General Counsel and Secretary since June 2015. Mr. Murtha has approximately 30 years of experience in the casino and resort hospitality industry, having worked in a legal capacity for a number of gaming companies. Prior to joining Tropicana, Mr. Murtha was Senior Vice President and Corporate Counsel for Kerzner International from 1997 to 2009, Vice President and General Counsel for Resorts International Hotel, Inc. from 1994 to 1997, Vice President and General Counsel for the Casino Association of New Jersey from 1990 to 1993 and Assistant Corporate Counsel for Resorts International, Inc. from 1986 to 1990. Mr. Murtha has served on the Board of Directors of the AIDS Resource Foundation for Children, a not-for-profit corporation, from 2010 through April 2015 and also served on the Board of Trustees for the International Association of Gaming Advisors from 2002 to 2010. Mr. Murtha received his Bachelor of Arts degree in Political Science from Rutgers University in 1977 and his Juris Doctorate degree from Seton Hall University School of Law in 1984.

Section 16(a) Beneficial Ownership Reporting Compliance

        Pursuant to Section 16(a) of the Exchange Act, the Company's directors and executive officers, and any persons holding 10% or more of its Common Stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Based solely upon a review of reports filed by such persons, the Company believes that each of its directors, executive officers and any persons holding 10% or more of its Common Stock complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2015.

Security Ownership of Certain Beneficial Owners and Management

        The following table shows the beneficial ownership of our Common Stock as of April 8, 2016 (unless otherwise noted) of each person who we know beneficially owns more than 5% of our Common

Stock, our directors and named executive officers (as that term is used below under "Executive Compensation"), and all of our directors and executive officers as a group.

        Beneficial ownership, which is determined in accordance with the rules and regulations of the SEC, means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of our Common Stock. The percentage of our Common Stock beneficially owned by a person assumes that the person has exercised all options, and converted all convertible securities, the person holds that are exercisable or convertible within 60 days of as of April 8, 2016, and that no other persons exercised any of their options or converted any of their convertible securities. Except as otherwise indicated in the footnotes to the table or in cases where community property laws apply, we believe that each person identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the person.

        Except as otherwise indicated, the business address for each of the following persons is 8345 West Sunset Road, Suite 300, Las Vegas, NV 89113.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Icahn Enterprises Holdings L.P.(2)	17,862,706	68.46%
Daniel A. Cassella	—	0%
Hunter C. Gary	—	0%
Carl C. Icahn(2)	17,862,706	68.46%
Anthony P. Rodio	—	0%
William C. Murtha	—	0%
William A. Leidesdorf	—	0%
Theresa Glebocki	—	0%
Daniel H. Scott	—	0%
Keith Cozza	—	0%
All directors and executive officers as a group (11 persons)	17,862,706	68.46%

(1)
Based on 26,090,922 shares of Common Stock outstanding as of April 8, 2016.

(2)
Icahn Enterprises Holdings L.P. ("Icahn Enterprises Holdings") directly beneficially owns 17,862,706 shares of our Common Stock. Beckton Corp. ("Beckton") is the sole stockholder of Icahn Enterprises G.P., which is the general partner of Icahn Enterprises Holdings. Carl C. Icahn is the sole stockholder of Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of Icahn Enterprises Holdings, Icahn Enterprises G.P. and Beckton. In addition, Mr. Icahn is the indirect holder of approximately 93% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. ("Icahn Enterprises"). Icahn Enterprises G.P. is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings. Icahn Enterprises Holdings has sole voting power and sole dispositive power with regard to 17,862,706 shares of our Common Stock. Each of Icahn Enterprises G.P., Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to all such shares. Each of Icahn Enterprises G.P., Beckton and Mr. Icahn, by virtue of their relationships to Icahn Enterprises Holdings (as disclosed above), may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Exchange Act) the shares that Icahn Enterprises Holdings directly beneficially owns. Each of Icahn Enterprises G.P., Beckton and Mr. Icahn disclaims beneficial ownership of such shares for all other purposes. The address for Mr. Icahn is c/o Icahn Associates Corp., 767 Fifth Avenue, Suite 4700, New York, New York 10153.

  The address for Icahn Enterprises Holdings, Icahn Enterprises G.P. and Beckton is 445 Hamilton Avenue, Suite 1210, White Plains, New York 10601. Information for the persons listed above is based on information contained in the most recent Schedule 13D/13G filings and other filings made by such persons with the SEC as well as other information made available to us.

Compensation Policies and Practices As They Relate to the Company's Risk Management

        The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

Transactions with Related Persons, Promoters and Certain Control Persons

        The Company's Code of Ethics requires that the Company obtain the approval of the Audit Committee before entering into any contract or other arrangement on behalf of the Company that constitutes a "related-party" transaction (as defined in Item 404 of Regulation S-K promulgated by the SEC). Such transactions are brought to the attention of the Audit Committee by management or the affected related person. In its review and determination, the Audit Committee considers all relevant facts and circumstances, such as the business interest of the Company in such transaction, the benefits to the Company of the transaction, whether the terms of the transaction are no less favorable than those available with unrelated third parties and the nature of the related party's interest in such transaction.

        Other than the transactions described below, for the last fiscal year there has not been, nor is there currently proposed, any transaction, as defined by the SEC:

  •
  to which we are or will be a participant;

  •
  in which the amount involved exceeded or will exceed $120,000; and

  •
  in which any related person, as defined by the SEC, had or will have a direct or indirect material interest.

We believe that each of the transactions described below is on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Insight Portfolio Group LLC

        Insight Portfolio Group LLC ("Insight Portfolio Group") is an entity formed and controlled by Mr. Icahn in order to maximize the potential buying power of a group of entities with which Mr. Icahn has a relationship in negotiating rates with a wide range of suppliers of goods, services and tangible and intangible property. The Company along with a number of other entities with which Mr. Icahn has a relationship acquired a minority equity interest in Insight Portfolio Group and has agreed to pay a portion of Insight Portfolio Group's operating expenses. The Company may purchase a variety of goods and services as a member of the buying group at prices and on terms that the Company believes are more favorable than those which would be achieved on a stand-alone basis. In 2015 the Company paid approximately $258,000 to Insight Portfolio Group.

XO Communications Services, Inc.

        Since June 2012, the Company has entered into a number of service order agreements with XO Communications Services, Inc. and its affiliates (collectively, "XO Services") pursuant to which XO Services has provided certain voice and data carrier services and internet data circuit services to the Company and certain of its subsidiaries. Mr. Icahn, our Chairman and controlling shareholder, is chairman and controlling shareholder of XO Holdings, Inc., XO Services' parent company. In 2015, in exchange for these services, the Company paid XO Services approximately $50,000, and currently pays approximately $4,700 monthly in fees for these services to XO Services.

WestPoint International, LLC (formerly, WestPoint International, Inc.)

        From time to time, we and certain of our subsidiaries purchase sheets, towels and other products on a purchase order basis from WestPoint International, LLC (formerly, WestPoint International, Inc. or "WPI"). WPI is an indirect wholly owned subsidiary of Icahn Enterprises, which is indirectly controlled by Mr. Icahn, our Chairman and controlling stockholder. In 2015 we and our subsidiaries purchased approximately $353,000 in the aggregate from WPI.

Trump Taj Mahal Associates, LLC

        On March 1, 2016, TEI Management Services LLC, a wholly owned subsidiary of the Company, entered into a management agreement with Trump Taj Mahal Associates, LLC ("TTMA") and IEH Investments LLC ("IEH Investments") pursuant to which TEI Management Services LLC will manage the Trump Taj Mahal Casino Hotel in Atlantic City, New Jersey, owned by TTMA, and provide consulting services relating to the former Plaza Hotel and Casino in Atlantic City, New Jersey, owned by Trump Plaza Associates LLC ("Plaza Associates"). The management agreement commenced upon receipt of required New Jersey regulatory approvals, which were obtained on April 13, 2016. TTMA, IEH Investments and Plaza Associates are indirect wholly owned subsidiaries of Icahn Enterprises, which is indirectly controlled by Mr. Carl Icahn.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Background

        The Compensation Committee oversees our executive compensation programs. The Compensation Committee currently consists of Messrs. Cozza and Gary, both of whom are employees of companies affiliated with Mr. Icahn. Our Compensation Committee is responsible for, among other functions, overseeing our executive compensation and benefit programs, establishing the base salary, incentive compensation, and any other compensation for named executive officers, including our Chief Executive Officer, and reviewing and approving the Chief Executive Officer's recommendations for the compensation of certain named executive officers reporting to him. The Compensation Committee's intent is that the total compensation paid to our named executive officers is reasonable, competitive and consistent with market practice and the goal of delivering results to our stockholders.

        Our Compensation Discussion and Analysis provides an overview and analysis of our compensation programs and the material elements of compensation for our named executive officers. Our "named executive officers" are determined in accordance with SEC rules. Under these rules, the following individuals were our named executive officers for the fiscal year ending December 31, 2015.

  •
  Anthony P. Rodio, who has been our President and Chief Executive Officer since May 2012, served as our President and Chief Operating Officer from February 2012 through April 2012 and served as the President and Chief Executive Officer of Tropicana AC from May 2011 through May 2012;

  •
  Lance J. Millage, who served as our Executive Vice President, Chief Financial Officer and Treasurer from November 2011 through April 3, 2015, on which date he resigned from the Company and all of its subsidiaries;

  •
  Theresa Glebocki, who has served as our Executive Vice President, Chief Financial Officer and Treasurer since April 22, 2015; and

  •
  William C. Murtha, who has served as our Senior Vice President, General Counsel and Secretary from November 2011 through July 2015 and as Executive Vice President, General Counsel and Secretary since July 2015.

Compensation Philosophy

        The Compensation Committee believes that an executive's total compensation package should attract and retain key leadership to the Company and motivate those leaders to perform in the interest of promoting the Company's sustainable profitable growth in order to create value and satisfaction for our stockholders, customers, and employees. It is the intent of our Compensation Committee to design and put in place a comprehensive program of compensation and benefits that will reward our named executive officers for both their current and their long-term contributions to the Company and the Company's performance. Our current levels of cash compensation for our named executive officers are intended to be competitive with other similarly sized and situated casino hotel companies.

        Role of the Chief Executive Officer.    The Compensation Committee may, at its discretion, consider the recommendations of the Chief Executive Officer regarding setting other named executive officers' performance objectives, evaluating the actual performance of such named executive officers against those objectives through the performance review process and recommending appropriate salary and incentive awards through the compensation review process. The Chief Executive Officer participates in Compensation Committee meetings at the request of the Compensation Committee. Other members of our management team as well as certain advisors may attend Compensation Committee meetings at the request of the Compensation Committee.

        Role of Compensation Consultants.    The Compensation Committee, at its discretion, has consulted and expects to continue to consult with Mr. Carl Icahn and members of the staff of various entities controlled by Mr. Carl Icahn, including staff at IELP and Insight Portfolio Group LLC, with expertise in compensation and benefits. These staff members research compensation standards and practices in a range of businesses including businesses comparable to ours. Other than as set forth above, neither the Compensation Committee nor Company management used an outside compensation consultant to determine or recommend the amount or form of executive or director compensation during 2015.

Results of Stockholder Advisory Vote on Executive Compensation

        In reviewing our 2015 compensation decisions and policies, our Compensation Committee considered the results of our stockholders' advisory vote to approve our executive compensation for fiscal year 2014, which was conducted at our annual meeting of stockholders in May 2015. In the proxy statement provided to stockholders in connection with our 2015 annual meeting, the Board of Directors recommended that stockholders vote in favor of this proposal. The affirmative vote of the majority in voting power of shares present in person or represented by proxy at the 2015 annual meeting and entitled to vote thereon was required for advisory approval of this proposal. Over 99% of such shares were voted to approve, on an advisory basis, our executive compensation. Our Compensation Committee considered this vote as supportive of our compensation decisions and policies.

        Further, our Compensation Committee considered the results of our stockholders' advisory vote on whether future advisory votes to approve our executive compensation should occur every one, two or three years. In the proxy statement provided to stockholders in connection with our 2011 annual meeting, the Board of Directors recommended that the stockholders vote in favor of an annual vote on this proposal. The affirmative vote of the majority in voting power of shares present in person or represented by proxy at the 2011 annual meeting and entitled to vote thereon was required for advisory approval of this proposal. Over 97% of such shares were voted to approve, on an advisory basis, the holding of an advisory vote on executive compensation on an annual basis. Our Compensation Committee considered this vote as supportive of our recommendation and continues to believe that an annual advisory vote to approve our executive compensation is appropriate.

2015 Executive Compensation Components

        Set forth below is a discussion of the individual components of our fiscal 2015 compensation program for our named executive officers to promote our pay-for-performance philosophy and compensation goals and objectives.

        Base Salary.    We provided our named executive officers with a base salary which we believe was competitive and that corresponded and fairly related to their status and accomplishments, both professionally and within the industry. Individual base salaries were established based on the named executive officers' historical performance and anticipated future contribution to us. Salaries are reviewed annually and adjusted from time to time to recognize individual performance, promotions, competitive compensation levels and other subjective factors.

        Annual Cash Incentive Compensation.    Our named executive officers have been offered annual incentive awards in the form of cash performance bonuses to encourage and reward achievement of our business goals and attract and retain executives. Year-end bonuses are usually determined after the end of our fiscal year and are based on an assessment of the executive officer's achievement of certain individual performance goals and the achievement of certain operating, financial and other corporate goals. For fiscal year 2015, the Compensation Committee awarded discretionary cash incentive payments under a management incentive plan (the "2015 MIP") to employees selected by the Compensation Committee to participate, including each of our named executive officers.

        Under the 2015 MIP, annual bonus awards were payable based on the achievement of Company financial performance goals and individual performance ratings, as determined by the Compensation Committee, taking into account the Company's annual business plan. For 2015, the actual incentive compensation that could be earned by each of our named executive officers was based on a combination of factors, including each employee's base salary and target bonus percentage, as applicable. The Compensation Committee established 40% as the applicable target bonus percentage of annual base salary for each of Mr. Murtha and Ms. Glebocki under the 2015 MIP. The Compensation Committee did not establish a target bonus percentage of annual base salary for Mr. Rodio. As a financial performance goal, the Compensation Committee selected "adjusted EBITDA" (on a 0% to 150% scale) as the performance measure, defined as operating income, including joint venture earnings (or loss) and other income (or loss), adjusted to exclude stock based compensation expense (or income), and before interest, taxes, depreciation and amortization. The adjusted EBITDA target for fiscal year 2015 was approximately $129.6 million. The Company achieved adjusted EBITDA of $134.7 million compared to this target, which converted to a financial performance factor of 104% under the 2015 MIP. Individual performance factors (on a 0% to 150% scale) were based on the attainment of goals and other performance criteria including, among others, development of staff; successful development/acquisition of new properties; control or reductions of operating expenses by business unit; and business process improvements. Taking into consideration each other named executive officer's target bonus percentage, the Company's financial and operational performance and individual performance, the Chief Executive Officer recommended to the Compensation Committee incentive awards for each other named executive officer. The Compensation Committee considered the Company's financial and operational performance, Mr. Rodio's recommendations for the other named executive officers and its own assessment of the individual performances of such named executive officers, all in light of the Company's annual business plan and, exercising its discretion, determined the amounts of the incentive awards for Ms. Glebocki and Mr. Murtha. In determining Mr. Rodio's 2015 incentive compensation, the Compensation Committee considered the Company's financial and operational performance and Mr. Rodio's individual performance, each in light of the Company's annual business plan and, exercising its discretion, determined the amount of the incentive award for Mr. Rodio. As a result of this process, the Compensation Committee awarded incentive compensation to our named executive officers in the following amounts for 2015:

Named Executive Officer	2015 Incentive Compensation
Anthony P. Rodio	$500,000
William Murtha	$160,000
Theresa Glebocki(1)	$100,000
Lance Millage(2)	$0

(1)
Ms. Glebocki began her employment with the Company on April 22, 2015, and her incentive compensation was adjusted accordingly.

(2)
Mr. Millage resigned effective April 3, 2015 and was not paid any incentive compensation for fiscal year 2015.

        The incentive compensation listed above is included under "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table below.

        Beginning in fiscal year 2016 and going forward, our annual incentive awards will be made annually under the Tropicana Entertainment Inc. Performance Incentive Plan (the "PIP"), as determined by the compensation committee in its discretion, provided that the PIP is approved by our stockholders at the 2016 Annual Meeting. If approved, the PIP will allow us to grant performance-based awards intended to qualify for deductibility under Internal Revenue Code Section 162(m), as well as awards that are not intended to so qualify. Annual incentive awards will generally be subject to all of the terms and conditions of the PIP, as described in Proposal 2. In connection with the adoption of the PIP, our compensation committee granted annual incentive awards to our named executive officers for fiscal year 2016 under the PIP pursuant to a management incentive plan ("MIP awards"), conditioned on stockholder approval of the PIP at the 2016 Annual Meeting. These MIP awards are subject to the achievement of Company financial performance goals and individual performance ratings, as determined by the compensation committee, taking into account the Company's annual business plan. The actual incentive compensation that may be earned by a named executive officer is based on a combination of factors, including his or her base salary and target percentage, set by the Compensation Committee. No award is payable if the achievement level of the performance target is less than 90% and payout may not exceed 150% of the target payout amount.

        MIP awards will be subject to recoupment in the event the Compensation Committee determines that a participant has engaged in misconduct (including acts by omission) or other bad act. Also, upon a determination by the Compensation Committee that the calculations underlying the performance measures and targets, including but not limited to mistakes in the Company's financial statements with respect to an applicable fiscal year, were incorrect, the Compensation Committee has the discretion to seek to recover the amount of any payment made to participants that exceeded the amount that would have been paid based on the corrected calculations. To the extent not prohibited under applicable law, the Company also has the right to set off (or cause to be set off) any amounts otherwise due to a participant in satisfaction of any repayment obligation described above.

        Long-Term Incentive Compensation; Equity Incentive Compensation.    We have not historically offered long-term incentive compensation or equity incentive compensation to our named executive officers. However, on April 4, 2016, our Board adopted the PIP, subject to the approval of our stockholders at the 2016 Annual Meeting. The PIP is designed to permit the grant of non-equity short-term and long-term awards payable solely in cash that are intended to qualify for an exception to the tax deduction limits of Internal Revenue Code Section 162(m), as well as non-equity cash awards that are not intended to so qualify. In connection with the adoption of the PIP, our Compensation Committee granted performance-based long-term incentive awards to our named executive officers for a three-year performance period beginning on January 1, 2016 and ending on December 31, 2018, conditioned on stockholder approval of the PIP at the 2016 Annual Meeting. These conditional performance awards were granted under the PIP pursuant to a performance award agreement and become payable following the end of the performance period based on the achievement of a financial performance target established by the Compensation Committee. No award is payable if the achievement level of the performance target is less than 90% and payout may not exceed 150% of the target payout amount. In order to receive payment, a participant is required to be employed with the Company on the applicable payment date. However, in the event of a participant's employment termination due to death, disability or by the Company without cause prior to the end of the performance period, the Compensation Committee may (but is not required to) provide for a pro rata award payment to the participant. The Compensation Committee may (but is not required to) provide for such a payment in the event a change in control occurs prior to the end of the performance period.

        In the event of a restatement of the Company's consolidated financial statements that would reduce the amount of any previously awarded performance award, the related outstanding awards will be cancelled or reduced accordingly. For any performance award that has been paid, the participant shall be obligated and required to pay over to the Company an amount equal to any gain realized in respect of such performance award. Additionally, the Compensation Committee has the discretion to cancel any outstanding award (or require the repayment of any previously paid award) if it determines that a participant engaged in misconduct (including by omission) or that an event or condition has occurred that would have given the Company the right to terminate the participant's employment for cause. To the extent not prohibited under applicable law, the Company also has the right to set off (or cause to be set off) any amounts otherwise due to a participant in satisfaction of any repayment obligation described above.

        Pension; 401(k) Plan Benefits.    The Company offers a defined contribution 401(k) plan which generally covers non-union employees and certain of the Company's union employees subject to the plan's eligibility requirements. Eligible employees are automatically enrolled to defer before-tax compensation through payroll deductions. No employer contributions are currently provided under the plan. We do not currently offer any other retirement benefits to our named executive officers.

        Nonqualified Deferred Compensation Arrangements.    We do not currently offer a nonqualified deferred compensation plan or program for the benefit of our named executive officers.

Compensation Committee Report

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with the Company's management and, based on such review and discussions, the compensation committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement.

Compensation Committee
Keith Cozza
Hunter C. Gary

SUMMARY COMPENSATION TABLE

        The following table sets forth information regarding compensation earned by our named executive officers for the fiscal years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(a)	Non-Equity Incentive Plan Compensation ($)(a)(b)	All Other Compensation ($)(c)	Total ($)
Anthony P. Rodio	2015	$694,231	—	$500,000	$16,796	$1,211,027
President and Chief Executive	2014	471,154	—	350,000	11,224	832,378
Officer	2013	416,827	—	150,000	10,108	576,935
Lance J. Millage(d)	2015	$116,058	—	$—	$169	$116,227
Executive Vice President, Chief	2014	350,385	—	150,000	540	500,924
Financial Officer and Treasurer	2013	340,000	—	100,000	542	440,542
Theresa Glebocki(e)	2015	$201,923	—	$100,000	$319	$302,242
Executive Vice President, Chief Financial Officer and Treasurer
William C. Murtha	2015	$341,731	—	$160,000	$2,285	$504,016
Executive Vice President, General	2014	305,769	—	150,000	7,365	463,134
Counsel and Secretary	2013	279,616	—	100,000	6,665	386,281

(a)
Amounts shown are the salary, bonus and non-equity incentive plan compensation amounts earned for each fiscal year without consideration as to the year of payment.

(b)
Represents awards of annual cash incentive compensation.

(c)
Represent payments for accrued vacation time and the taxable income related to payment of premiums for group term life insurance in excess of $50,000.

(d)
On March 16, 2015, Mr. Millage notified the Company that he would resign from the Company and all of its subsidiaries effective as of April 3, 2015. Mr. Millage worked with the Company through such date to assist with the transition. Mr. Millage resigned effective April 3, 2015 and was not paid any incentive compensation for fiscal year 2015.

(e)
Theresa Glebocki has served as the Company's Executive Vice President, Chief Financial Officer and Treasurer since April 22, 2015.

Employment Agreements

        The Company does not currently have any employment agreements with any of its named executive officers.

Grants of Plan-Based Awards

        The Company had no equity incentive plans as of December 31, 2015 and did not grant any stock or option awards in 2015. As described above, for the fiscal year ended December 31, 2015, under the Company's 2015 management incentive plan, the Company granted discretionary cash bonuses payable based on the achievement of Company financial performance goals and individual performance ratings, as determined by the compensation committee, taking into account the Company's annual business plan.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Threshold(2)		Target(3)		Maximum(4)
Anthony P. Rodio		(5)		(5)		(5)
Theresa Glebocki	$0		$80,769		$181,730
William C. Murtha	$0		$136,692		$307,557

(1)
These potential performance-based awards were estimated under the 2015 management incentive plan, as discussed in detail above. The amounts do not represent the actual payments made to the named executive officers. The payments made for actual performance in 2015 are reflected in the column labeled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.

(2)
The "Threshold" column represents the smallest total bonus that would have been paid for 2015 to each named executive officer if we had achieved less than 90% of the adjusted EBITDA target, which would have resulted in a financial performance factor of 0%, or if the individual had received an individual performance rating of 0%.

(3)
The "Target" column represents the amount that would have been paid to each named executive officer for 2015 if we had achieved 100% of the adjusted EBITDA target, which would have resulted in a financial performance factor of 100%, and if the individual had received an individual performance rating of 100%.

(4)
The "Maximum" column represents the largest total bonus that could have been paid to each named executive officer for 2015 if we had achieved 120% or more of the adjusted EBITDA target, which would have resulted in a financial performance factor of 150%, and if the individual had received a maximum individual performance rating of 150%.

(5)
The Compensation Committee did not establish a target bonus percentage of annual base salary for Mr. Rodio's 2015 incentive plan award. In determining Mr. Rodio's 2015 incentive compensation, the Compensation Committee considered the Company's financial and operational performance and Mr. Rodio's individual performance, each in light of the Company's annual business plan and, exercising its discretion, determined the amount of the incentive award for Mr. Rodio.

Outstanding Equity Awards at Fiscal Year-End

        The Company had no outstanding equity awards as of December 31, 2015.

Option Exercises and Stock Vested

        The Company had no option exercises or stock vested during the year ended December 31, 2015.

Pension Benefits

        The Company had no defined benefit plan or supplemental executive retirement plan as of December 31, 2015.

Nonqualified Deferred Compensation

        The Company had no nonqualified deferred compensation arrangements as of December 31, 2015.

Potential Payments Upon Termination or Change-In-Control

        We had no agreements or arrangements, written or unwritten, that provided for any payment to our named executive officers at or in connection with any termination of their employment, or a change-in-control, as of December 31, 2015. The Company has adopted a severance plan, effective January 1, 2016, which provides up to six weeks of severance pay to the Company's named executive officers, based on years of service, upon the termination of such executive officer's employment without cause. If an executive officer resigns or is terminated for cause, he or she will not be eligible for severance pay under the severance plan.

 PROPOSAL 2
APPROVAL OF THE TROPICANA ENTERTAINMENT INC. PERFORMANCE INCENTIVE PLAN
(Item No. 2 on Proxy Card)

        On April 4, 2016, the Board of Directors adopted the Tropicana Entertainment Inc. Performance Incentive Plan (the "PIP") and directed that the PIP be submitted to stockholders for approval at the 2016 Annual Meeting. The PIP is designed to permit the grant of short-term and long-term cash-settled awards that are intended to qualify for an exception to the tax deduction limits of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). Code Section 162(m) generally limits a company's federal income tax deduction for compensation paid to its named executive officers other than its chief financial officer to $1 million each, except for amounts in excess of $1 million that qualify for an exception to the limit. One of the available exceptions is for compensation that is paid under a performance-based compensation plan subject to performance criteria where the material terms of the performance goals under which the compensation may be paid have been disclosed to and approved by stockholders. We are asking that stockholders approve for purposes of Section 162(m), the material terms of the performance goals under which compensation may be paid under the PIP. There can be no guarantee, however, that amounts actually paid under the PIP will qualify as "performance-based compensation" under Section 162(m). If the PIP is not approved by the stockholders, the provisions of the PIP will not go into effect, and the conditional 2016 management incentive plan awards and three-year (2016-2018) performance awards that have been granted under the PIP (described below in the New Plan Benefits table) will become null and void.

        The purposes of the PIP are to generally provide the Company's executive officers with an objective performance-based variable compensation opportunity that is contingent upon the achievement of measurable financial performance goals and permit the Company the ability to grant awards that may qualify as performance-based compensation not subject to the tax deduction limits of Section 162(m), as well as awards that are not intended to so qualify.

        Section 162(m) requires stockholder approval of the material terms of the performance goals under a plan providing qualified performance-based compensation. Under Section 162(m), the material terms that must be approved include (a) the employees eligible to receive compensation; (b) a description of the business criteria on which the performance goals is based; and (c) the maximum amount of compensation that may be paid to an employee during a specified performance period upon achievement of the performance criteria. For a plan to continue to qualify under Section 162(m), the material terms must be re-approved by stockholders at least once every five years when, as is the case under the PIP, the Compensation Committee has the authority to change the targets under a performance goals after stockholder approval of the goals.

        The Compensation Committee retains the authority to make performance-based awards to our employees outside of the PIP in such amounts and at such times as it determines in its sole discretion, which will not be affected by this proposal.

        The following is a summary of the material terms of the PIP, including the performance goals under which compensation may be paid under the PIP that stockholders are being asked to approve. The PIP is set forth as Appendix A to this proxy statement. The following discussion is qualified by reference to Appendix A.

Description of Material Terms under the PIP

        Administration.    The PIP will be administered by the plan administrator and may be administered by another committee of directors appointed by the Board of Directors and comprised of two or more individuals who are "outside directors" (as that term is defined in Section 162(m)) (the administrator is generally referred to as the "plan administrator" in this summary description of the material plan terms). Among other things, the plan administrator has the authority to designate employees who are granted awards under the PIP and to establish the performance criteria, level of achievement versus such criteria, target award amount and other terms and conditions of awards under the PIP. The plan administrator also has the authority to interpret the PIP and the terms of awards, to establish, amend and rescind rules and regulations relating to the PIP, to determine the terms and provisions for making or modifying awards, to authorize the adoption of sub-plans (including, without limitation, management incentive plans), to correct administrative errors and to make all other determinations necessary and advisable for the administration of the PIP. The plan administrator may delegate the day-to-day administration of the Plan and any of its functions, including the power to approve awards that are not "qualified performance-based awards," under Section 162(m) to one or more individuals (other than awards to executive officers). All decisions made by the plan administrator or its delegate pursuant to the PIP are made in such entity's sole discretion and are final, binding and conclusive, except to the extent otherwise provided by the plan administrator.

        Eligibility.    The employees eligible to participate in the PIP with respect to an applicable performance period are executive officers and any other employees who are designated by the plan administrator in its discretion. No executive officer or other employee is automatically entitled to participate in the PIP and participation in the PIP for any performance period does not guarantee participation in any other performance period. All three of our executive officers and approximately 360 of our non-executive employees, including employees of our subsidiaries, may be designated by the plan administrator as eligible to be granted awards under the PIP.

        Performance Criteria.    Pursuant to the terms of the PIP, the plan administrator will establish in writing one or more objective performance goals based on the attainment of specified levels of one of or any combination or derivation of the following "performance criteria": (i) earnings including operating income, net operating income, property net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, bonus accruals, corporate overhead, or extraordinary or special items or book value per share (which may exclude property tax credits, Casino Reinvestment Development Authority (CRDA) reimbursement credits, discontinued operations, reorganization, deal fees/costs or other nonrecurring items) or net earnings; (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and other legal matters, information technology, and goals relating to contributions, dispositions, acquisitions, development and development related activity, capital markets activity and credit ratings, joint ventures and other private capital activity, and other transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation and reorganization of joint ventures and other private capital activity, and the completion of other corporate transactions; (xix) funds from operations (FFO) or funds available for distribution (FAD); (xx) economic value added (or an equivalent metric); (xxi) stock price performance; (xxii) improvement in or attainment of expense levels or working capital levels; (xxiii) operating portfolio metrics including leasing and tenant retention, or (xxiv) any combination of, or a specified increase in, any of the foregoing. The plan administrator, in its sole discretion, will determine the manner of calculating the specified performance goals selected for a performance period.

        The performance goals may be established on a Company-wide basis or with respect to one or more of the Company's business units, properties, divisions, subsidiaries, affiliates, or business segments, and may be measured in either absolute terms or relative to the performance of one or more comparable companies or a relevant index. The plan administrator is authorized to incorporate provisions for disregarding (or adjusting for) any one or more of the following: changes in accounting rules, principles or methodology (or similar items); changes in applicable laws, rules or regulations; changes due to consolidations, acquisitions, divestitures or reorganizations affecting the Company and its subsidiaries and affiliates, or other similar changes in the Company's business; asset write-downs; litigation, claims, judgments, or settlements; national macroeconomic conditions; any other extraordinary, unusual or non-recurring items (or similar items); and other similar type of events or circumstances, and if and only to the extent permitted under Section 162(m) with respect to awards intended to qualify as performance-based compensation under Section 162(m).

        The PIP also allows the plan administrator to select performance goals based on any other performance criteria selected by the Compensation Committee. However, awards based on performance criteria not listed above will not, and are not intended to, qualify as performance-based compensation under Section 162(m).

        Terms of Awards.    Under the PIP, the plan administrator may grant "annual incentive awards," which are awards covering a performance period equal to or less than twelve (12) months, and "performance awards," which are awards covering a performance period that is greater than twelve (12) months but not exceeding thirty-six (36) months. For each performance period, the plan administrator will establish the applicable performance goals based on one or more of the performance criteria (or will establish corporate or individual performance goals that are not based on one or more of the performance criteria, in the case of awards that are not intended to qualify as performance-based compensation under Section 162(m)). For awards that are intended to qualify as performance-based compensation under Section 162(m), prior to the earlier of (i) ninety (90) days after the start of the applicable performance period and (ii) the passage of twenty-five percent (25%) of the duration of the performance period and while the outcome is substantially uncertain, the plan administrator will establish in writing the performance goals for each award to a participant under the PIP and the threshold, target and maximum amounts of the award, as applicable, that may be earned if the performance goals are achieved at the levels corresponding to such amounts. The performance goals (or corporate or individual performance goals that are not based on one or more of the performance criteria, in the case of awards that are not intended to qualify as performance-based compensation under Section 162(m)) established for one performance period may differ from those established for other performance periods and may differ for each participant, as determined by the plan administrator in its discretion. After the end of the applicable performance period, the plan administrator will certify in writing the extent to which the performance goals are achieved and determine the amount of the award, if any, that is payable; provided that the plan administrator will have the discretion to determine that the actual amount paid with respect to an award will be less than (but not greater than) the payout calculated for awards made under the PIP.

        As an alternative, the plan administrator may establish one or more performance goals as "threshold goals." The threshold goal may be established on a Company-wide basis or with respect to one or more of the Company's business units, properties, divisions, subsidiaries, affiliates or business segments, and may be measured either absolutely or relative to a designated group of comparable companies or a relevant index. The threshold goal must be established by the plan administrator in writing not later than ninety (90) days after the start of the performance period, but in no event after twenty-five percent (25%) of the performance period has elapsed, provided that the outcome of the threshold goal is substantially uncertain at such time. If the threshold goal is achieved, each participant in the PIP will be eligible to earn a maximum award, the amount of which will be established no later than the time when the applicable performance goals are established, and in such case no awards will be payable unless the threshold goal is achieved. If the threshold goal is achieved, each participant's maximum award will be subject to possible reduction by the plan administrator based on factors determined by the plan administrator in its sole and absolute discretion.

        Award Amounts.    Under the PIP, for any performance period that is equal to 12 months or less, the aggregate amount of compensation to be paid to any one participant in respect of annual incentive awards under the PIP, and granted to such participant in respect of any 12-month period, shall not exceed $5 million. For any annual incentive award subject to a performance period shorter than 12 months, the foregoing award limit will be proportionately adjusted downward. For a performance period that is longer than 12 months but not longer than 36 months, the aggregate amount of compensation to be paid to any one participant in respect of all performance awards under the PIP, and granted to such participant in respect of any 36-month period, shall not exceed $15 million. For any performance awards subject to a performance period shorter than 36 months, the foregoing award limit shall be proportionately adjusted downward. Awards that are cancelled during the year shall be counted against the foregoing limits to the extent required by Section 162(m) of the Code.

        Conditions to the Receipt of Payments.    A participant will be eligible to receive an award or payment only under the following conditions: (i) the participant must be actively employed for a minimum of three (3) consecutive calendar months during each fiscal year of the Company during the applicable performance period and working forty (40) or more hours per week during such performance period; (ii) the participant must have returned to the Company an executed Confidentiality and Restricted Activity Agreement and acknowledged his or her understanding and acceptance of the Company's policies consistent with the Company's practices and procedures; (iii) the participant must be actively employed and in good standing (and otherwise in compliance with the Company's policies and procedures) on the scheduled date of payment; and (iv) the participant must have agreed to be subject to all other terms, conditions, restrictions and/or requirements set forth in the PIP and any other documents or agreements governing the terms of the award. In addition, as a condition of the receipt of an award or payment under the PIP, the participant will be required to certify (or will be deemed to have certified) at the time of receipt in a manner acceptable to the Company that the participant (i) is in compliance with the terms and conditions of the PIP, (ii) has not violated any terms of the Confidentiality and Restricted Activity Agreement, and (iii) has not engaged in, and does not intend to engage in, any behavior that would result in a termination for "Cause" (as defined in the PIP).

        Payments.    Payment of awards, if any, under the PIP will be paid as soon as administratively feasible after the plan administrator certifies in writing the extent to which the performance goals (or, in the case of awards that are not intended to qualify as "performance-based compensation" under Section 162(m), such other corporate or individual performance goals that are not based on one or more of the performance criteria) were achieved during the applicable performance period and determines the amount of the awards payable. Notwithstanding the foregoing, the plan administrator has the discretion to award an amount less than the amount which otherwise would be payable pursuant to an award under the PIP based on the level of attainment of the performance goals actually achieved. All payments in respect of awards made under the PIP will be made in cash.

        Clawback/Recovery.    Payment of awards under the PIP will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or as required under other applicable law. In addition, the plan administrator may impose such other clawback, recovery or recoupment provisions on awards granted under the PIP as it determines necessary or appropriate.

        Amendment and Termination.    The plan administrator may amend, modify, suspend or terminate the PIP, in whole or in part, at any time and in any respect, including the adoption of amendments deemed necessary to comply with Section 162(m) or be exempt from Section 409A of the Code. However, in no event may any such amendment, modification, suspension or termination result in an increase in the amount of compensation payable as identified for the performance period or cause compensation that is intended to qualify as "performance-based compensation" under Section 162(m) to fail to so qualify.

        New Plan Benefits.    Any awards under the PIP will be at the discretion of the Plan Administrator. For fiscal year 2016, the annual incentive awards and performance awards set forth in the table below have been granted to our executive officers under the PIP, conditioned on the receipt of stockholder approval of the PIP. The performance period is January 1, 2016 to December 31, 2016 for the annual incentive awards and January 1, 2016 to December 31, 2018 for the performance awards. The amounts set forth below assume the attainment of the performance objectives at the target level. Payouts may be greater if achievement level is greater than target, but in no event will any payments earned be in excess of 150% of target. No award is paid out if the achievement level of the performance objectives is less than 90%.

New Plan Benefits
Tropicana Entertainment Inc. Performance Incentive Plan

	Dollar Value
Name and Position	Annual Incentive Awards	Performance Awards	Total Awards
Anthony P. Rodio, President and Chief Executive Officer	$500,000	$750,000	$1,250,000
Theresa Glebocki, Executive Vice President, Chief Financial Officer and Treasurer	$122,400	$229,500	$351,900
William C. Murtha, Executive Vice President, General Counsel and Secretary	$138,020	$258,788	$396,808
All Executive Officers as a Group	$760,420	$1,238,288	$1,998,708

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE TROPICANA ENTERTAINMENT INC. PERFORMANCE INCENTIVE PLAN.

 PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Item No. 3 on Proxy Card)

        The Audit Committee has appointed and the Company intends to engage Grant Thornton as the Company's independent registered public accounting firm and to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2016 and the Company's effectiveness of internal control over financial reporting as of December 31, 2016. This appointment is being presented to stockholders for ratification at the Annual Meeting. Stockholder ratification of the appointment of Grant Thornton as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. The Company is submitting the appointment of Grant Thornton to stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Grant Thornton. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. A representative of Grant Thornton is not expected to be present at the Annual Meeting, but will be available by telephone and will have an opportunity to make a statement if Grant Thornton desires and will be available to respond to appropriate questions.

        The action of the Audit Committee in appointing Grant Thornton as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016 will be ratified upon the approval of the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. An abstention will have no effect on the ratification of the appointment of our independent registered public accounting firm. The ratification of the Audit Committee's appointment of Grant Thornton as the Company's independent registered public accounting firm is a routine matter and therefore no broker non-votes are expected to exist in connection with this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Audit and Related Fees

Fees Paid to Independent Auditors

        The following table sets forth the fees billed to us for professional audit services rendered by Grant Thornton for the years ended December 31, 2015 and 2014.

	Aggregate Fees
Category	2015	2014
	(in thousands)
Audit Fees	$1,139	$1,220
Audit Related Fees	8	5
Tax Fees	—	—
All Other Fees	—	—

Audit Fees

        Audit fees include the aggregate fees paid or accrued for professional services rendered for the Company's annual audit, the quarterly reviews of the Company's financial statements and audit services provided in connection with other regulatory or statutory filings including services related to SEC registration filings.

Audit Related Fees

        Audit related fees include the aggregate fees paid or accrued for professional services rendered in connection with any assurance or related services (such as internal control reviews, attest services that are not required by statute or regulation). The amount shown above in the table is the aggregate amount of audit-related fees billed by Grant Thornton in 2015 and 2014.

Tax Fees

        Tax fees include the aggregate fees paid or accrued for tax preparation and compliance, tax research and tax planning. Grant Thornton did not perform any services for the Company related to tax preparation and compliance, tax research or tax planning in 2015 or 2014.

All Other Fees

        Except as described above, Grant Thornton did not bill the Company for any fees for, or deliver or render to the Company, any other products or services in 2015 or 2014.

Audit Committee Pre-Approval Policies and Procedures

        All of the fees described in the table above were pre-approved by the Audit Committee in 2015 and 2014. The Audit Committee pre-approves services either by: (1) approving a request from management describing a specific project at a specific fee or rate, or (2) by pre-approving certain types of services that would comprise the fees within each of the above categories at usual and customary rates.

Audit Committee Report

        The Audit Committee has confirmed that: (1) the Audit Committee reviewed and discussed our 2015 audited financial statements with management; (2) the Audit Committee has discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU§380); (3) the Audit Committee has received the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1 and has discussed with Grant Thornton its independence from the Company and (4) based on the review and discussions referred to in clauses (1), (2) and (3) above, the Audit Committee recommended to the Board of Directors that our 2015 audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

        This report is provided by the following independent directors, who currently constitute the Audit Committee:

  Mr. Cassella
  Mr. Scott
  Mr. Leidesdorf

 PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Item No. 4 on Proxy Card)

        We are requesting stockholder approval, on an advisory or non-binding basis, of the compensation of our named executive officers. As described in the Compensation Discussion and Analysis section of this Proxy Statement ("CD&A"), the Compensation Committee's goal in setting executive compensation is to provide our executives with a total compensation package that attracts and retains key leadership to the Company and motivates those leaders to perform in the interest of promoting the Company's sustainable profitable growth in order to create value and satisfaction for our stockholders, customers and employees. Stockholders are encouraged to read the CD&A, as well as the Summary Compensation Table and other related compensation disclosure which describe the compensation of our named executive officers in fiscal 2015. The affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required for advisory approval of this proposal. Neither abstentions nor broker non- votes will have any effect on the vote to approve our executive compensation on an advisory basis.

        In accordance with Section 14A of the Exchange Act ("Section 14A"), which was enacted into law as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act, stockholders are asked to approve the following advisory resolution:

  RESOLVED, that the stockholders of Tropicana Entertainment Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis, Summary Compensation Table and related compensation disclosure included in this Proxy Statement.

        This advisory vote, commonly referred to as a "say-on-pay" advisory vote, is non-binding on the Board of Directors. However, the Board of Directors and the Compensation Committee will carefully consider the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

 STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2016 ANNUAL MEETING

        Stockholders may present proper nominations of candidates for director or other proposals for inclusion in the Company's proxy statement and proxy card for consideration at the next annual meeting of stockholders by submitting such nominations or proposals in writing to the Secretary of the Company in a timely manner, calculated in the manner provided in Rule 14a-8(e) of the Exchange Act, applicable state law and the Company's charter and Bylaws. The Company expects that the 2017 Annual Meeting of Stockholders will be held in May 2017, but the exact date, time and location of such meeting have yet to be determined.

Deadlines for Submitting Stockholder Proposals for Inclusion in the Company's Proxy Statement and Proxy Card

        To be considered timely under Rule 14a-8(e) of the Exchange Act for inclusion in the Company's proxy statement and proxy card for a regularly scheduled annual meeting, a stockholder's nomination of a candidate for director or other proposal must be received at the Company's principal executive offices not less than 120 calendar days before the anniversary of the date the Company's proxy statement was released to stockholders for the previous year's annual meeting. Accordingly, a stockholder's nomination of a candidate for director or other proposal must be received no later than

December 21, 2016 in order to be included in the Company's proxy statement and proxy card for the 2017 Annual Meeting of Stockholders.

Deadlines for Submitting Notice of Stockholder Proposals for Consideration at the Company's Annual Meeting

        The deadline for submitting notice of a stockholder's nomination of a candidate for director for consideration at the 2017 Annual Meeting of Stockholders under the Company's current Bylaws is not less than sixty (60) nor more than ninety (90) days prior to the date of the first anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the 60th day prior to the annual meeting and the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. Accordingly, a stockholder's nomination of a candidate for director must be received no earlier than February 11, 2017 and no later than March 12, 2017 in order to be considered at the 2017 Annual Meeting of Stockholders. In order to be considered timely, a stockholder's notice to the Secretary shall be delivered to or mailed and received at the principal executive office of the Company and shall set forth all information required under Section 14 of Article II of the Bylaws.

        The deadline for submitting notice of a stockholder's other proposal for consideration at the 2017 Annual Meeting of Stockholders, under the Company's current Bylaws is not less than sixty (60) nor more than ninety (90) days prior to the date of the first anniversary of the previous year's annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the 60th day prior to the annual meeting and the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. Accordingly, a stockholder's proposal for consideration at the 2017 Annual Meeting must be received no earlier than February 11, 2017 and no later than March 12, 2017 in order to be considered at the 2017 Annual Meeting of Stockholders. In order to be considered timely, a stockholder's notice to the Secretary shall be delivered to or mailed and received at the principal executive office of the Company and shall set forth all information required under Section 15 of Article II of the Bylaws.

 FORM 10-K AND OTHER MATTERS

        The Company's Annual Report on Form 10-K, which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the "Compensation Committee Report," the "Audit Committee Report" and the Company operated websites referenced in this Proxy Statement shall not be deemed filed with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act, and shall not be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates it by reference into such filing.

        THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AND EXHIBITS, FILED WITH THE SEC FOR FISCAL YEAR 2015 TO ANY BENEFICIAL OWNER OF COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO TROPICANA ENTERTAINMENT INC., 8345 WEST SUNSET ROAD, SUITE 300, LAS VEGAS, NV 89113, ATTENTION: SECRETARY.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2016: The Notice of Annual Meeting, this Proxy Statement and the accompanying Annual Report on Form 10-K are available at https://materials.proxyvote.com/89708X.

OTHER MATTERS

        The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxy to vote in accordance with their discretion on such matters.

        You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and promptly return the accompanying Proxy Card in the enclosed postage-paid envelope.

By Order of the Board of Directors,
William C. Murtha
Secretary

April 19, 2016

 APPENDIX A

TROPICANA ENTERTAINMENT INC.
PERFORMANCE INCENTIVE PLAN

ADOPTED: APRIL 4, 2016
APPROVED BY THE STOCKHOLDERS: MAY [    •    ], 2016

1.     GENERAL

        This Tropicana Entertainment Inc. Performance Incentive Plan ("Plan") was adopted by the Board of Directors of Tropicana Entertainment Inc. (the "Company") on April 4, 2016, subject to the approval by the stockholders of the Company at the 2016 annual meeting of the Company's stockholders scheduled to occur on May 12, 2016. If the Plan is not so approved by the Company's stockholders, the provisions of the Plan will not go into effect and any conditional Awards that have been granted under the Plan conditioned on the receipt of such approval will become null and void. The Plan is intended to permit the grant of Awards that are intended to qualify as "performance-based compensation" (within the meaning of Section 162(m) of the Code), which is not subject to the deduction limitation rules under Code Section 162(m), as well as Awards that are not intended to so qualify. Capitalized terms used herein and not defined shall have the meaning ascribed to such terms on Appendix A hereto.

2.     ADMINISTRATION

        The Plan shall be administered by the Plan Administrator. Among other things, the Plan Administrator will have the authority to select participants in the Plan, to determine the applicable Performance Goals, Award amounts and other terms and conditions of Awards under the Plan. The Plan Administrator also will have the authority to establish and amend rules and regulations relating to the administration of the Plan and to authorize the adoption of sub-plans (including, without limitation, management incentive plans) pursuant to which Awards under the Plan may be issued. All decisions and determinations in connection with the Plan will be made by the Plan Administrator in its sole and absolute discretion and will be final and conclusive. The Plan Administrator will administer the Plan in a manner intended to comply with the requirements for "performance-based compensation" under Section 162(m) of the Code, except in the case of Awards that are not intended to qualify as "performance-based compensation."

        The Plan Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in the Plan, including the power to approve Awards to employees (other than executive officers of the Company) that are not intended to be "performance-based compensation" (within the meaning of Code Section 162(m)). Such delegation may be revoked at any time. All determinations and decisions of any delegate as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive on all persons, except to the extent that the Plan Administrator provides otherwise.

3.     ELIGIBILITY

        The employees eligible to participate in the Plan with respect to an applicable Performance Period shall be executive officers and other employees of the Company and its Subsidiaries who are designated by the Plan Administrator in its sole and absolute discretion. No executive officer or other employee shall be automatically entitled to participate in the Plan and participation in the Plan for any Performance Period does not guarantee participation in the Plan in respect of any other Performance Period. Any executive officer or other employee of the Company or any of its Subsidiaries designated by the Plan Administrator as a participant in the Plan with respect to any Performance Period shall be referred to herein as a "Participant." An employee who is selected to participate in the Plan after the beginning of a Performance Period may be granted an Award under the Plan for such Performance Period on a ratable basis on such terms and conditions as determined by the Plan Administrator in its sole and absolute discretion.

4.     COMPLIANCE WITH SECTION 162(m)

        In general, Awards under the Plan that are based on the attainment of one or more Performance Goals (as such term is defined in Section 5) based on the attainment of specified levels of one or more Performance Criteria during a Performance Period are intended to qualify as "performance-based compensation" under Section 162(m) of the Code. However, Participants may receive Awards under the Plan based on the attainment of corporate or individual performance goals that are not based on one or more of the Performance Criteria and that are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

5.     PERFORMANCE CRITERIA AND PERFORMANCE GOALS

        Pursuant to the terms of the Plan, the Plan Administrator may establish in writing one or more objective performance goals (each, a "Performance Goal" and collectively, the "Performance Goals") based on the attainment of specified levels of one or more Performance Criteria. The Plan Administrator, in its sole and absolute discretion, shall determine the manner of calculating the specified Performance Goals selected for a Performance Period. With respect to a Performance Period, the Performance Goals may be established on a Company-wide basis or with respect to one or more of the Company's business units, properties, divisions, Subsidiaries, Affiliates, or business segments, and may be measured in either absolute terms or relative to the performance of one or more comparable companies or a relevant index.

        With respect to calculating the attainment of Performance Goals for a Performance Period, the Plan Administrator is authorized to incorporate provisions for disregarding (or adjusting for) any one or more of the following: changes in accounting rules, principles or methodology (or similar items); changes in applicable laws, rules or regulations; changes due to consolidations, acquisitions, divestitures or reorganizations affecting the Company and its Subsidiaries and Affiliates, or other similar changes in the Company's business; asset write-downs; litigation, claims, judgments, or settlements; national macroeconomic conditions; any other extraordinary, unusual or non-recurring items (or similar items); and other similar type of events or circumstances, and if and only to the extent permitted under Section 162(m) of the Code with respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code. Notwithstanding the foregoing, the Plan Administrator may establish in writing corporate or individual performance goals that are not based on one or more of the Performance Criteria with respect to Awards that are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code. With respect to each Award granted under the Plan, the Plan Administrator will establish the applicable Performance Period, over which the attainment of one or more Performance Goals (or, in the case of Awards that are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the attainment of corporate or individual performance goals that are not based on one or more of the Performance Criteria) will be measured for the purpose of determining a Participant's entitlement to an Award under the Plan.

6.     TERMS OF AWARDS

        With respect to each Performance Period, the Plan Administrator will establish the applicable Performance Goals for such Performance Period based on some or all of the Performance Criteria (or will establish corporate or individual performance goals that are not based on one or more of the Performance Criteria, in the case of Awards that are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code). With respect to Awards under the Plan that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, prior to the earlier of (i) ninety (90) days following the commencement of the applicable Performance Period and (ii) the passage of twenty-five percent (25%) of the duration of such Performance Period and while the outcome is substantially uncertain, the Plan Administrator will establish in writing the Performance Goals for each Award to a Participant under the Plan and the threshold, target and maximum amounts of the Award, as applicable, that may be earned if the Performance Goals are achieved at the levels corresponding to such amounts. The Performance Goals (or corporate or individual performance goals that are not based on one or more of the Performance Criteria, in the case of Awards that are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code) established in respect of a Performance Period may differ from those established in respect of other Performance Periods and may differ for each Participant.

        After the end of the applicable Performance Period, the Plan Administrator will certify in writing the extent to which the previously established Performance Goals (or, in the case of Awards that are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such other corporate or individual performance goals) were achieved and will determine the amount of the Award, if any, that is payable to each Participant for such Performance Period. The Plan Administrator will have the sole and absolute discretion to determine that the actual amount paid with respect to a Participant's Award will be equal to or less than (but not greater than) the maximum payout calculated on the basis of the level of achievement of the applicable Performance Goals (or, in the case of Awards that are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such other corporate or individual performance goals) with respect to the Performance Period.

        For a Performance Period that is equal to 12 months or less, the aggregate amount of compensation to be paid to any one Participant in respect of Annual Incentive Awards, and granted to such Participant in respect of any 12-month period, shall not exceed $5 million; provided, however, that with respect to any Annual Incentive Awards subject to a Performance Period shorter than 12 months, the foregoing Annual Incentive Awards limit shall be proportionately adjusted downward; and provided, further, that any Annual Incentive Awards that are cancelled during the year shall be counted against this limit to the extent required by Section 162(m) of the Code. For a Performance Period that is longer than 12 months but not longer than 36 months, the aggregate amount of compensation to be paid to any one Participant in respect of all Performance Awards, and granted to such Participant in respect of any 36-month period, shall not exceed $15 million; provided, however, that with respect to any Performance Awards subject to a Performance Period shorter than 36 months, the foregoing Performance Awards limit shall be proportionately adjusted downward; and provided, further, that any Performance Awards that are cancelled during the year shall be counted against this limit to the extent required by Section 162(m) of the Code.

        No right or interest of any Participant in the Plan shall be assignable or transferable, other than by will or pursuant to the laws of descent and distribution, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, by execution, levy, garnishment, attachment, pledge, or bankruptcy, and any attempt to take any such action shall be null and void.

7.     ALTERNATIVE METHOD

        As an alternative to establishing and determining Awards pursuant to Section 6, the Plan Administrator may establish one or more Performance Goals for a Performance Period based on one or more of the Performance Criteria (each, a "Threshold Goal"). The Threshold Goal may be established on a Company-wide basis or with respect to one or more of the Company's business units, properties, divisions, Subsidiaries, Affiliates or business segments, and may be measured either absolutely or relative to a designated group of comparable companies or a relevant index. The Threshold Goal must be established by the Plan Administrator in writing not later than ninety (90) days after the start of the Performance Period, but in no event after twenty-five percent (25%) of the

Performance Period has elapsed, provided that the outcome of the Threshold Goal is substantially uncertain at such time.

        If the Threshold Goal is achieved, each Participant shall be eligible to earn a maximum Award (the "Maximum Award"), the amount of which will be established no later than the time when the Performance Goals applicable to the Performance Period are established. No Awards shall be earned or payable under the Plan unless the Threshold Goal is achieved. If the Threshold Goal is achieved, each Participant's Maximum Award shall be subject to possible reduction by the Plan Administrator based on such factors as determined by the Plan Administrator, in its sole and absolute discretion, and the actual Award payable to a Participant under the Plan shall be the Maximum Award, or a portion thereof, based on the attainment of the specified Performance Goals and such additional factors as determined by the Plan Administrator, in its sole and absolute discretion.

8.     CONDITIONS TO THE RECEIPT OF PAYMENTS; DISBURSEMENTS

        Awards, if any, under the Plan will be payable following the end of the applicable Performance Period. A Participant will become eligible to receive an Award or payment only under the following conditions: (i) the Participant must be actively employed for a minimum of three (3) consecutive calendar months during each fiscal year of the Company during the applicable Performance Period and working forty (40) or more hours per week during such Performance Period; (ii) the Participant must have returned to the Company an executed Confidentiality and Restricted Activity Agreement and acknowledged his or her understanding and acceptance of the Company's policies consistent with the Company's practices and procedures; (iii) the Participant must be actively employed and in good standing (and otherwise in compliance with the Company's policies and procedures) on the scheduled date of payment; and (iv) the Participant must have agreed to be subject to all other terms, conditions, restrictions and/or requirements set forth in the Plan and any other documents or agreements governing the terms of such Participant's Award(s).

        As a condition of the receipt of an Award or payment under the Plan, the Participant will be required to certify (or will be deemed to have certified) at the time of receipt in a manner acceptable to the Company that the Participant (i) is in compliance with the terms and conditions of the Plan, (ii) has not violated any terms of the Confidentiality and Restricted Activity Agreement, and (iii) has not engaged in, and does not intend to engage in, any behavior that would result in a termination for Cause.

        Payments, if any, under the Plan will be paid as soon as administratively feasible after the Plan Administrator certifies in writing the extent to which the Performance Goals (or, in the case of Awards that are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such other corporate or individual performance goals that are not based on one or more of the Performance Criteria) were achieved for the applicable Performance Period and determines the amount of the Award, if any, payable to each Participant, unless otherwise provided by the Plan Administrator. All payments under the Plan will be subject to applicable tax withholding and other deductions. Notwithstanding the foregoing or anything herein to the contrary, the Plan Administrator may, in its sole and absolute discretion, award an amount less than the amount which otherwise would be payable pursuant to an Award under the Plan based on the level of attainment of the Performance Goals actually achieved. All payments in respect of Awards made under the Plan shall be made in cash.

9.     TERM OF THE PLAN

        The Plan shall first apply to the Company's 2016 fiscal year. The Plan shall terminate with respect to such year and all subsequent fiscal years of the Company unless it is approved at the 2016 annual meeting of the Company's stockholders. Once approved by the Company's stockholders, the Plan shall continue until terminated under Section 13 of the Plan.

10.   CLAWBACK/RECOVERY

        All payments under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act or as required under other applicable law. In addition, the Plan Administrator may impose such other clawback, recovery or recoupment provisions on Awards granted under the Plan, which terms shall be set forth in the applicable plan document or agreements governing the terms of Awards granted in respect of any Performance Period under the Plan, as the Plan Administrator determines necessary or appropriate.

11.   SECTION 409A OF THE INTERNAL REVENUE CODE

        Although the Company does not guarantee the particular tax treatment of any Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

        Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to any Award granted under the Plan that constitutes "non-qualified deferred compensation" pursuant to Section 409A of the Code (a "409A Covered Award"):

            (i)  a termination of employment shall not be deemed to have occurred for purposes of any provision of a 409A Covered Award providing for payment upon or following a termination of the Participant's employment unless such termination is also a "Separation from Service" within the meaning of Code Section 409A and, for purposes of any such provision of the 409A Covered Award, references to a "termination," "termination of employment" or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant's Separation from Service to be a "specified employee" within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant's Separation from Service, and (ii) the date of the Participant's death. All payments delayed pursuant to this Section 11 shall be paid to the Participant on the first day of the seventh month following the date of the Participant's Separation from Service or, if earlier, on the date of the Participant's death.

           (ii)  whenever a payment under a 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

12.   UNFUNDED OBLIGATION

        The Company's obligations under the Plan will, in every case, be an unfunded and unsecured promise. A Participants' rights as to any Award payments under the Plan shall be no greater than those of general, unsecured creditors of the Company. The Company will not be obligated to fund its financial obligations under the Plan.

13.   AMENDMENT AND TERMINATION

        The Plan Administrator may amend, modify, suspend or terminate the Plan, in whole or in part, at any time and in any respect, including without limitation, the adoption of amendments deemed necessary in order to (i) comply with Section 162(m) of the Code or (ii) be exempt from Section 409A of the Code. However, in no event may any such amendment, modification, suspension or termination result in an increase in the amount of compensation payable as identified for any Performance Period or cause compensation that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code to fail to so qualify.

14.   TAXES.

        Income, employment and any other applicable taxes will be withheld from any Award payments required under the Plan to the extent determined by the Company in accordance with applicable law. In addition, in the sole and absolute discretion of the Company, any applicable employment taxes that are a liability of a Participant may be deducted from Awards and transmitted to the appropriate tax authority. A Participant who receives payment hereunder also will be issued a Form W-2 or other report as is required by law, and such report also will be filed with taxing authorities as is required by law.

15.   APPLICABLE LAW

        The Plan and all rules and determinations made and taken pursuant hereto shall be governed by the laws of the State of New York and as such will be construed under and in accordance with the laws of the State of New York without regard to conflicts of law.

16.   MISCELLANEOUS

        Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

*************************

 APPENDIX A

DEFINED TERMS

        (A)  "Affiliate" means each of the following: (i) any Subsidiary; (ii) any Parent; (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company or one of its Affiliates; (iv) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (v) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an "Affiliate" by resolution of the Compensation Committee of the Board.

        (B)  "Annual Incentive Award" means an annual incentive award (including, without limitation, a "Financial Award" or "Bonus" award under the Company's annual Management Incentive Plan (which is a sub-plan of the Plan)) granted by the Plan Administrator to a Participant which covers a period of time equal to or less than twelve (12) months.

        (C)  "Award" means an Annual Incentive Award or a Performance Award, in each case, subject to the terms of this Plan and any other applicable plan document or agreements governing the terms of Awards granted in respect of any Performance Period under the Plan.

        (D)  "Board" means the Board of Directors of Tropicana Entertainment Inc.

        (E)  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as amended, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

        (F)  "Cause" means with respect to any Participant: (i) dishonesty detrimental to the best interests of the Company or any of its Affiliates; (ii) conduct of a Participant involving any immoral acts which is reasonably likely to impair the reputation of the Company or any of its Affiliates; (iii) willful disloyalty to the Company or the Board; (iv) refusal or failure of a Participant to obey the lawful directions of the Board or immediate superiors; (v) neglect of duties and responsibilities assigned to a Participant; (vi) commission of, or indictment for a felony or any crime involving fraud or embezzlement or dishonesty or conviction of, or plea of nolo contendere to a misdemeanor (other than a traffic violation) punishable by imprisonment under federal, state or local law; (vii) the violation, as determined by the Board based on opinion of counsel, by a Participant of any securities or employment laws or regulations; (viii) the use by a Participant of a controlled substance without a prescription or the use of alcohol, which impairs the Participant's ability to carry out his or her duties and responsibilities; (ix) material violation by a Participant of the Company's policies and procedures or any breach of any agreement between the Company and a Participant, including, without limitation, the Confidentiality and Restricted Activity Agreement; (x) willful misconduct or negligence resulting in a material economic harm to the Company; (xi) unauthorized contact with a prospective buyer or investor; (xii) refusal to execute the signature page of any Company policy requiring a signature indicating his/her agreement thereto; or (xiii) embezzlement and/or misappropriation of property of the Company or any of its Affiliates, or any act involving fraud with respect to the Company or any of its Affiliates.

        (G)  "Change in Control" means (i) the consummation of any transaction (including, without limitation, any sale of stock, merger, consolidation or spinoff), the result of which is that any Person, other than Carl Icahn or the Related Parties, becomes that Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the voting securities of the Company (or, if applicable, its parent corporation or entity) or (ii) the acquisition by any Person, other than Carl Icahn or the Related Parties, of all or substantially all of the assets of Company; provided, however, that to the extent the definition of Change in Control is applicable to an Award that constitutes deferred compensation for purposes of Code Section 409A, the transaction or acquisition shall only constitute a Change in Control for purposes of such Award to the extent the transaction or acquisition would constitute a change in control under either (i) or (ii) and would also constitute a change in control event as defined in 26 C.F.R. 1.409A-3(i)(5)(i).

        (H)  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and references thereto shall be deemed to include references to any applicable regulations and interpretations thereunder and any successor or similar provision.

        (I)   "Parent" means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

        (J)   "Person" means any natural person, corporation, limited liability company or other legal entity.

        (K)  "Performance Award" means a long-term incentive award granted to a Participant which covers a period of time that is greater than twelve (12) months but not exceeding thirty-six (36) months.

        (L)  "Performance Criteria" means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and/or measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to prior years' results or to a designated comparison group, in each case as specified by the Plan Administrator: (i) earnings including operating income, net operating income, property net operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, bonus accruals, corporate overhead, or extraordinary or special items or book value per share (which may exclude property tax credits, Casino Reinvestment Development Authority (CRDA) reimbursement credits, discontinued operations, reorganization, deal fees/costs or other nonrecurring items) or net earnings; (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment (including cash flow return on investment), return on capital (including return on total capital or return on invested capital), or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow (before or after dividends), free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital or cash flow per share (before or after dividends); (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation and other legal matters, information technology, and goals relating to contributions, dispositions, acquisitions, development and development related activity, capital markets activity and credit ratings, joint ventures and other private capital activity, and other transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance targets, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation and reorganization of joint ventures and other private capital activity, and the completion of other corporate transactions; (xix) funds from operations (FFO) or funds available for distribution (FAD); (xx) economic value added (or an equivalent metric); (xxi) stock price performance; (xxii) improvement in or attainment of expense levels or working capital levels; (xxiii) operating portfolio metrics including leasing and tenant retention, or (xxiv) any combination of, or a specified increase in, any of the foregoing.

        (M) "Performance Period" means, with respect to an Annual Incentive Award, a period of time equal to or less than twelve (12) months and, with respect to a Performance Award, a period of time greater than twelve (12) months and not exceeding thirty-six (36) months.

        (N)  "Plan Administrator" means the Compensation Committee of the Board or a sub-committee thereof, in either case consisting solely of two or more outside directors of the Company who satisfy the requirements of Code Section 162(m).

        (O)  "Related Parties" shall mean (i) Carl Icahn, any spouse and any child, stepchild, sibling or descendant of Carl Icahn; (ii) any estate of Carl Icahn or of any Person referred to in clause (i); (iii) any Person who receives a bequest from or beneficial interest in any estate under clause (ii) to the extent of such interest; (iv) any executor, personal administrator or trustee who holds such beneficial interest in the Company for the benefit of, or as fiduciary for, any Person under clauses (i), (ii) or (iii) to the extent of such interest; (v) any Person directly or indirectly owned or controlled by Carl Icahn or any other Person or Persons identified in clauses (i), (ii) (iii) or (iv); and (vi) any not-for-profit entity not subject to taxation pursuant to Section 501(c)(3) of the Internal Revenue Code or any successor provision to which Carl Icahn or any Person identified in clauses (i), (ii) or (iii) above contributes his beneficial interest in the Company or to which such beneficial interest passes pursuant to such Person's will.

        (P)   "Subsidiary" means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

TROPICANA ENTERTAINMENT INC.	Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/tpca Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 11, 2016.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 11, 2016

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of directors:	01 Daniel A. Cassella	05 Daniel H. Scott	☐	Vote FOR	☐	Vote WITHHELD
	02 Hunter C. Gary	06 Anthony P. Rodio		all nominees		from all nominees
	03 Carl C. Icahn	07 Keith Cozza		(except as marked)
04 William A. Leidesdorf

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To approve the Tropicana Entertainment Inc. Performance Incentive Plan.				☐ For	☐ Against	☐ Abstain

3. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.				☐ For	☐ Against	☐ Abstain

4. To vote on an advisory resolution to approve executive compensation for the fiscal year ending December 31, 2015.				☐ For	☐ Against	☐ Abstain

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.
Date _______________________________
Address Change? Mark box, sign, and indicate changes below : ☐

Signature(s ) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

TROPICANA ENTERTAINMENT INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 12, 2016

1:00 p.m., Atlantic City time

Apex Room 1, Havana Tower

Tropicana Atlantic City

2831 Boardwalk

Atlantic City, New Jersey 08401

Tropicana Entertainment Inc.	proxy
8345 West Sunset Road, Suite 300
Las Vegas, Nevada 89113

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 12, 2016.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Anthony P. Rodio, Theresa Glebocki and William C. Murtha, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

QuickLinks

ANNUAL MEETING
PROPOSAL 1 ELECTION OF DIRECTORS (Item No. 1 on Proxy Card)
2015 DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
PROPOSAL 2 APPROVAL OF THE TROPICANA ENTERTAINMENT INC. PERFORMANCE INCENTIVE PLAN (Item No. 2 on Proxy Card)
New Plan Benefits Tropicana Entertainment Inc. Performance Incentive Plan
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item No. 3 on Proxy Card)
PROPOSAL 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION (Item No. 4 on Proxy Card)
STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2016 ANNUAL MEETING
FORM 10-K AND OTHER MATTERS
OTHER MATTERS
  APPENDIX A
APPENDIX A DEFINED TERMS